                                                                   EXHIBIT 10.32

                           REVOLVING CREDIT AGREEMENT

               for $1,000,000,000 Bridge Revolving Credit Facility
                          dated as of December 17, 2003

                                      among

                       EOP OPERATING LIMITED PARTNERSHIP,

                            THE BANKS LISTED HEREIN,

                          J.P. MORGAN SECURITIES INC.,
                  as Joint Lead Arranger and Joint Bookrunner,

                         CITIGROUP GLOBAL MARKETS INC.,
                  as Joint Lead Arranger and Joint Bookrunner,

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                         CITIGROUP GLOBAL MARKETS INC.,
                              as Syndication Agent,

                                  BANK ONE, NA,
          CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS
                                     BRANCH,
                                       and
                              UBS LOAN FINANCE LLC,
                            as Co-Documentation Agent

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS...................................................................................................    1
         SECTION 1.1.  Definitions............................................................................    1
         SECTION 1.2.  Accounting Terms and Determinations....................................................   29
         SECTION 1.3.  Types of Borrowings....................................................................   30

ARTICLE II
THE CREDITS...................................................................................................   30
         SECTION 2.1.  Commitments to Lend....................................................................   30
         SECTION 2.2.  Notice of Borrowing....................................................................   30
         SECTION 2.3.  Swingline Loan Subfacility.............................................................   31
                          (a)    Swingline Commitment.........................................................   31
                          (b)    Swingline Borrowings.........................................................   31
                          (c)    Interest Rate................................................................   33
         SECTION 2.4.  Money Market Borrowings................................................................   33
                          (a)    The Money Market Option......................................................   33
                          (b)    Money Market Quote Request...................................................   33
                          (c)    Invitation for Money Market Quotes...........................................   34
                          (d)    Submission and Contents of Money Market Quotes...............................   34
                          (e)    Notice to Borrower...........................................................   35
                          (f)    Acceptance and Notice by Borrower............................................   36
                          (g)    Allocation by Agent..........................................................   36
         SECTION 2.5.  Notice to Banks; Funding of Loans......................................................   37
         SECTION 2.6.  Notes..................................................................................   38
         SECTION 2.7.  Method of Electing Interest Rates......................................................   39
         SECTION 2.8.  Interest Rates.........................................................................   40
         SECTION 2.9.  Fees...................................................................................   41
                          (a)    Facility Fee.................................................................   41
                          (b)    Fees Non-Refundable..........................................................   42
         SECTION 2.10.  Maturity Date; Extension..............................................................   42
         SECTION 2.11.  Prepayments...........................................................................   42
         SECTION 2.12.  General Provisions as to Payments.....................................................   44
         SECTION 2.13.  Funding Losses........................................................................   45
         SECTION 2.14.  Computation of Interest and Fees......................................................   45
         SECTION 2.15.  Use of Proceeds.......................................................................   46

ARTICLE III
CONDITIONS....................................................................................................   46
         SECTION 3.1.  Closing................................................................................   46
         SECTION 3.2.  Borrowings.............................................................................   48

ARTICLE IV
REPRESENTATIONS AND WARRANTIES................................................................................   49
         SECTION 4.1.  Existence and Power....................................................................   49
         SECTION 4.2.  Power and Authority....................................................................   49
         SECTION 4.3.  No Violation...........................................................................   49
         SECTION 4.4.  Financial Information..................................................................   50
         SECTION 4.5.  Litigation.............................................................................   51
         SECTION 4.6.  Compliance with ERISA..................................................................   51
         SECTION 4.7.  Environmental..........................................................................   52
         SECTION 4.8.  Taxes..................................................................................   52
         SECTION 4.9.  Full Disclosure........................................................................   52
         SECTION 4.10.  Solvency..............................................................................   52
         SECTION 4.11.  Use of Proceeds.......................................................................   52
         SECTION 4.12.  Governmental Approvals................................................................   53
         SECTION 4.13.  Investment Company Act; Public Utility Holding Company Act............................   53
         SECTION 4.14.  Principal Offices.....................................................................   53
         SECTION 4.15.  REIT Status...........................................................................   53
         SECTION 4.16.  Patents, Trademarks, etc..............................................................   53
         SECTION 4.17.  Judgments.............................................................................   53
         SECTION 4.18.  No Default............................................................................   53
         SECTION 4.19.  Licenses, etc.........................................................................   54
         SECTION 4.20.  Compliance With Law...................................................................   54
         SECTION 4.21.  No Burdensome Restrictions............................................................   54
         SECTION 4.22.  Brokers' Fees.........................................................................   54
         SECTION 4.23.  Labor Matters.........................................................................   54
         SECTION 4.24.  Insurance.............................................................................   54
         SECTION 4.25.  Organizational Documents..............................................................   55
         SECTION 4.26.  Qualifying Unencumbered Properties....................................................   55
         SECTION 4.27.  Tax Shelter Regulations...............................................................   55

ARTICLE V
AFFIRMATIVE AND NEGATIVE COVENANTS............................................................................   55
         SECTION 5.1.  Information............................................................................   55
         SECTION 5.2.  Payment of Obligations.................................................................   58
         SECTION 5.3.  Maintenance of Property; Insurance; Leases.............................................   58
         SECTION 5.4.  Maintenance of Existence...............................................................   59
         SECTION 5.5.  Compliance with Laws...................................................................   59
         SECTION 5.6.  Inspection of Property, Books and Records..............................................   59
         SECTION 5.7.  Existence..............................................................................   59
         SECTION 5.8.  Financial Covenants....................................................................   60
                          (a)    Total Liabilities to Total Asset Value.......................................   60
                          (b)    EBITDA to Interest Expense Ratio.............................................   60
                          (c)    [Intentionally Omitted.].....................................................   60
                          (d)    Cash Flow to Fixed Charges Ratio.............................................   60

                          (e)    Secured Debt to Total Asset Value............................................   60
                          (f)    Unencumbered Pool............................................................   60
                          (g)    Unencumbered Net Operating Income to Unsecured Debt Service..................   60
                          (h)    Minimum Tangible Net Worth...................................................   60
                          (i)    Dividends....................................................................   60
                          (j)    Permitted Holdings...........................................................   61
                          (k)    No Liens.....................................................................   61
                          (l)    Calculation..................................................................   61
         SECTION 5.9.  Restriction on Fundamental Changes.....................................................   61
         SECTION 5.10.  Changes in Business...................................................................   62
         SECTION 5.11.  EOPT Status...........................................................................   62
                          (a)    Status.......................................................................   62
                          (b)    Indebtedness.................................................................   63
                          (c)    Restriction on Fundamental Changes...........................................   63
                          (d)    Environmental Liabilities....................................................   63
                          (e)    Disposal of Partnership Interests............................................   63
         SECTION 5.12.  Other Indebtedness....................................................................   64
         SECTION 5.13.  Forward Equity Contracts..............................................................   64

ARTICLE VI
DEFAULTS......................................................................................................   64
         SECTION 6.1.  Events of Default......................................................................   64
         SECTION 6.2.  Rights and Remedies....................................................................   67
         SECTION 6.3.  Notice of Default......................................................................   68
         SECTION 6.4.  [Intentionally Omitted]................................................................   68
         SECTION 6.5.  Distribution of Proceeds after Default.................................................   68

ARTICLE VII
THE AGENTS....................................................................................................   68
         SECTION 7.1.  Appointment and Authorization..........................................................   68
         SECTION 7.2.  Agency and Affiliates..................................................................   68
         SECTION 7.3.  Action by Administrative Agent and Syndication Agent...................................   69
         SECTION 7.4.  Consultation with Experts..............................................................   69
         SECTION 7.5.  Liability of Administrative Agent......................................................   69
         SECTION 7.6.  Indemnification........................................................................   69
         SECTION 7.7.  Credit Decision........................................................................   70
         SECTION 7.8.  Successor Administrative Agent or Syndication Agent....................................   70
         SECTION 7.9.  Consents and Approvals.................................................................   71

ARTICLE VIII
CHANGE IN CIRCUMSTANCES.......................................................................................   72
         SECTION 8.1.  Basis for Determining Interest Rate Inadequate or Unfair...............................   72
         SECTION 8.2.  Illegality.............................................................................   72

         SECTION 8.3.  Increased Cost and Reduced Return......................................................   73
         SECTION 8.4.  Taxes..................................................................................   74
         SECTION 8.5.  Base Rate Loans Substituted for Affected Euro-Dollar Loans.............................   76

ARTICLE IX
MISCELLANEOUS.................................................................................................   77
         SECTION 9.1.  Notices................................................................................   77
         SECTION 9.2.  No Waivers.............................................................................   77
         SECTION 9.3.  Expenses; Indemnification..............................................................   78
         SECTION 9.4.  Sharing of Set-Offs....................................................................   79
         SECTION 9.5.  Amendments and Waivers.................................................................   80
         SECTION 9.6.  Successors and Assigns.................................................................   80
         SECTION 9.7.  Collateral.............................................................................   83
         SECTION 9.8.  Governing Law; Submission to Jurisdiction..............................................   83
         SECTION 9.9.  Counterparts; Integration;. Effectiveness..............................................   84
         SECTION 9.10.  WAIVER OF JURY TRIAL..................................................................   84
         SECTION 9.11.  Survival..............................................................................   84
         SECTION 9.12.  Domicile of Loans.....................................................................   84
         SECTION 9.13.  Limitation of Liability...............................................................   84
         SECTION 9.14.  Recourse Obligation...................................................................   85
         SECTION 9.15.  Confidentiality.......................................................................   85
         SECTION 9.16.  Bank's Failure to Fund................................................................   85
         SECTION 9.17.  Banks' ERISA Covenant.................................................................   90
         SECTION 9.18.  [Intentionally Omitted]...............................................................   91
         SECTION 9.19.  No Bankruptcy Proceedings.............................................................   91

                             SCHEDULES AND EXHIBITS

SCHEDULE 1.1               Qualifying Unencumbered Property
SCHEDULE 4.4 (b)           Additional Material Indebtedness
SCHEDULE 4.6               Borrower and EOPT ERISA Plans and Collective
                           Bargaining Agreements
SCHEDULE 5.11(c)(1)        EOPT Investments
SCHEDULE 5.11(c)(2)        EOPT Investments
SCHEDULE 5.11(c)(3)        Financing Partnerships Owned by EOP-QRS Trust

EXHIBIT A                  Form of Note
EXHIBIT A-1                Form of Money Market Loans Note
EXHIBIT B                  Form of Money Market Quote Request
EXHIBIT C                  Form of Invitation for Money Market Quotes
EXHIBIT D                  Form of Money Market Quote
EXHIBIT E                  Transfer Supplement
EXHIBIT F                  Notice Addresses
EXHIBIT G                  Form of Designation Agreement
EXHIBIT H                  Form of Mandatory Prepayment Notice

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of December 17, 2003 among EOP OPERATING LIMITED PARTNERSHIP (the "Borrower"), the BANKS listed on the signature pages hereof, J.P. MORGAN SECURITIES INC., as Joint Lead Arranger and Joint Bookrunner, CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Bookrunner, JPMORGAN CHASE BANK, as Administrative Agent, CITIGROUP GLOBAL MARKETS INC., as Syndication Agent, and BANK ONE, NA,, CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH, and UBS LOAN FINANCE LLC, as Co-Documentation Agents.

                               W I T N E S S E T H

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION I.1. Definitions. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.4.

                  "Administrative Agent" shall mean JPMorgan Chase Bank in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

                  "Administrative Questionnaire" means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

                  "Affiliate Qualified Institution" means one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank's or financial institution's parent has) a rating of its senior unsecured debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Administrative Agent and (B) has total assets in excess of Five Hundred Million Dollars ($500,000,000).

                  "Agent-Related Persons" means the Administrative Agent, together with its affiliates (including, in the case of JPMorgan Chase. in its capacity as Administrative Agent, J.P.

Morgan Securities Inc.), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agents" shall mean the Administrative Agent and the Syndication Agent, collectively.

                  "Agreement" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                  "Applicable Fee Percentage" means the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Fee Percentage. In the event that Borrower receives only two (2) Credit Ratings, and such Credit Ratings are not equivalent, the Applicable Fee Percentage shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Fee Percentage shall be determined by the higher of the ratings from S&P and Moody's, provided that the rating from one of the other Rating Agencies shall be at least equivalent to such higher rating; provided, further, that if the rating from one of the other Rating Agencies is not at least equivalent to the higher of the ratings from S&P and Moody's, then the Applicable Fee Percentage shall be determined by the second (2nd) highest Credit Rating. In the event that only one of the Rating Agencies shall have set Borrower's Credit Rating, then the Applicable Fee Percentage shall be based on such rating only.

Range of
Borrower's
Credit Rating                        Applicable
(S&P/Moody's                       Fee Percentage
Ratings)                            (% per annum)
--------------                     ---------------
Non-Investment
 Grade                                 0.20

BBB-/Baa3                              0.15

BBB/Baa2                               0.15

BBB+/Baa1                              0.15

A-/A3 or better                        0.10

                  "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

                  "Applicable Lending Office" means with respect to any Bank,
(i) in the case of its Base Rate Loans and Swingline Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                  "Applicable Margin" means with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. In the event that Borrower receives only two (2) Credit Ratings, and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be determined by the higher of the ratings from S&P and Moody's; provided that the rating from one of the other Rating Agencies shall be at least equivalent to such higher rating; provided, further, that if the rating from one of the other Rating Agencies is not at least equivalent to the higher of the ratings from S&P and Moody's, then the Applicable Margin shall be determined by the second (2nd) highest Credit Rating. In the event that only one of the Rating Agencies shall have set Borrower's Credit Rating, then the Applicable Margin shall be based on such rating only.

Range of                          Applicable
Borrower's                        Margin for               Applicable
Credit Rating                     Base Rate                Margin for Euro
(S&P/Moody's                      Loans                    Dollar Loans
Ratings)                          (% per annum)            (% per annum)
------------------                -------------            ---------------
Non-Investment
 Grade                                0.0                        1.30

BBB-/Baa3                             0.0                        0.95

BBB/Baa2                              0.0                        0.75

BBB+/Baa1                             0.0                        0.65

A-/A3 or better                       0.0                        0.60

                  "Assignee" has the meaning set forth in Section 9.6(c).

                  "Authorized Officer" means any of Maureen Fear, Michael Byrne, David Wilds, Sheri Zinkovich, Erin Shumacher, Patty Noftz, or any other officer of Borrower who Borrower shall notify the Administrative Agent is an Authorized Officer.

                  "Balance Sheet Indebtedness" means with respect to any Person and assuming such Person is required to prepare financial statements in accordance with GAAP, without duplication, the Indebtedness of such Person which would be required to be included on the liabilities side of the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, Balance Sheet Indebtedness shall include current liabilities and all guarantees of Indebtedness of any Person.

                  "Balloon Payments" shall mean with respect to any loan constituting Balance Sheet Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds fifteen percent (15%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

                  "Bank" means each entity (other than Borrower) listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors and each Designated Lender; provided, however, that the term "Bank" shall exclude each Designated Lender when used in reference to a Committed Loan, the Commitments or terms relating to the Committed Loans and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Money Market Loan shall, subject to Section 9.6(d), have the rights (including the rights given to a Bank contained in Section 9.3 and otherwise in Article 9) and obligations of a Bank associated with holding such Money Market Loan. For purposes of this Agreement, neither J.P. Morgan Securities, Inc. nor Citigroup Global Markets Inc. shall constitute a "Bank."

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Banks.

                  "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the provisions of this Agreement.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means EOP Operating Limited Partnership, a Delaware limited partnership.

                  "Borrower's Share" means Borrower's and EOPT's direct or indirect share of an Investment Affiliate based upon Borrower's and EOPT's percentage ownership (whether direct or indirect) of such Investment Affiliate.

                  "Borrowing" has the meaning set forth in Section 1.3.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized by law to close (i) in New York, New York, and (ii) in the case of Euro-Dollar Loans, in London, England and/or New York, New York.

                  "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash or Cash Equivalents" shall mean: (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent ); (d) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than two (2) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S&P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (e) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than one (1) year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two of S&P,

Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (f) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S&P, Moody's or Fitch and having a short-term rating of at least A-1 and P-1 from S&P and Moody's, respectively (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Administrative Agent); (g) domestic and Eurodollar certificates of deposit or domestic time deposits or Eurodollar deposits or bankers' acceptances (foreign or domestic) that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody's or Fitch and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; and (h) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest.

                  "Cash Flow" means, for any period, EBITDA for such period, as adjusted for a normalized recurring level of capital expenditures by Borrower for such period, which adjustment shall be at the rate of One Dollar and Fifty cents ($1.50) per square foot per annum of office space leased as of the applicable date of determination for (i) all Office Properties of Borrower and Consolidated Subsidiaries, and (ii) Borrower's Share of each Office Property of an Investment Affiliate (provided that, as to any Office Property acquired during such period such $1.50 per square foot adjustment shall be pro-rated for the period of ownership).

                  "Closing Date" means the date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

                  "Co-Documentation Agents" means Bank One, NA, Credit Suisse First Boston, Acting Through its Cayman Islands Branch, and UBS Loan Finance LLC, in their capacity as Co-Documentation Agent hereunder, and their permitted successors in such capacity in accordance with the terms of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Committed Borrowing" has the meaning set forth in Section
1.3.

                  "Committed Loan" means a loan made by a Bank pursuant to
Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                  "Commitment" means with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.11(c) or in connection with an assignment to an Assignee.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with Borrower or EOPT in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means, at any time, the tangible net worth of Borrower, on a consolidated basis, determined in accordance with GAAP, plus all accumulated depreciation and amortization of Borrower plus Borrower's Share of accumulated depreciation and amortization of Investment Affiliates, deducted, in either case, from earnings in calculating Net Income.

                  "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

                  "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of EOPT or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  "Credit Rating" means the rating assigned by the Rating Agencies to Borrower's senior unsecured long term indebtedness.

                  "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of EOPT, the Borrower or any Subsidiary or Investment Affiliate.

                  "Debt Service" means, for any period and without duplication, Interest Expense for such period plus scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Borrower on a consolidated basis, plus Borrower's Share of scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Investment Affiliates.

                  "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.8(d).

                  "Designated Lender" means a special purpose corporation that
(i) shall have become a party to this Agreement pursuant to Section 9.6(d), and
(ii) is not otherwise a Bank.

                  "Designated Lender Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Lenders, and "Designated Lender Note" means any one of such promissory notes issued under Section 9.6(d) hereof.

                  "Designating Lender" shall have the meaning set forth in
Section 9.6(d) hereof.

                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit G attached hereto, entered into by a Bank and a Designated Lender and accepted by the Lead Agent.

                  "Development Activity" means (a) the development and construction of office buildings and parking facilities by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries excluding Unimproved Assets, (b) the financing by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries of any such development or construction and (c) the incurrence by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until after completion of development or construction). For purposes of Section 5.8(j) hereof, the "value" of Development Activity shall mean (i) in the case of the development and construction by the Borrower or any of its Financing Partnerships described in clause (a) of this definition, the full cost budget to complete such development and construction,
(ii) in the case of the development and construction by a Joint Venture Subsidiary of the Borrower described in clause (a) of this definition, an amount equal to the product of (AA) the full cost budget to complete such development and construction, multiplied by (BB) Borrower's Share of such Joint Venture Subsidiary, (iii) in the case of the financing of any development and construction by the Borrower or any of its Financing Partnerships described in clause (b) of this definition, the amount the Borrower or any Financing Partnership has committed to fund to pay the cost to complete such development and construction, (iv) in the case of the financing of any development and construction by a Joint Venture Subsidiary of the Borrower described in clause
(b) of this definition, an amount equal to the product of (AA) the amount such Joint Venture Subsidiary has committed to fund to pay the cost to complete such development and construction, multiplied by (B) Borrower's Share of such Joint Venture Subsidiary, (v) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by the Borrower or any of its Financing Partnerships described in clause (c) of this definition, the amount of such Contingent Obligation of the Borrower or such Financing Partnership, (vi) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by a Joint Venture Subsidiary of the Borrower described in clause (c) of this definition, an amount equal to the product of (AA) the amount of such Contingent Obligation of such Joint Venture Subsidiary, multiplied by (BB) Borrower's Share of such Joint Venture Subsidiary.

                  "Domestic Lending Office" means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period (i) Net Income for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus (iv) Taxes (net of any Taxes actually paid to, or withheld by, any foreign jurisdiction with respect to any Real Property Asset located outside of the United States) deducted in the calculation of Net Income for such period, plus
(v) Borrower's Share of the Investment Affiliate EBITDA for each Investment Affiliate, minus (vi) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included (or deducted) in the calculation of Net Income for such period, all of the foregoing without duplication.

                  "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by the Borrower and, as a result of the ownership of such equity interest, Borrower may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

                  "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

                  "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

                  "EOPT" means Equity Office Properties Trust, a Maryland real estate investment trust, the sole managing general partner of the Borrower.

                  "EOPT Guaranty" means (i) the Guaranty of Payment, dated as of even date herewith, executed by and between EOPT and Administrative Agent for the benefit of the Banks.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower, any Subsidiary, EOPT and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an "affiliated service group" which, together with the Borrower, any Subsidiary or EOPT, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

                  "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                  "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

                  "Euro-Dollar Rate" means for any Interest Period with respect to any Euro-Dollar Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                                                   Euro-Dollar Base Rate
                                           -------------------------------------
                      Euro-Dollar Rate =   1.00 - Euro-Dollar Reserve Percentage

                  Where,

                  "Euro-Dollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate that appears on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates, or

                  (c) If the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Euro-Dollar Loan being made, continued or converted by the Banks, and with a term equivalent to such Interest Period would be offered by JPMorgan Chase Bank's

London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

                  "Euro-Dollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Euro-Dollar Rate for each outstanding Euro-Dollar Loan shall be adjusted automatically as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Existing Revolving Credit Facility" shall mean the revolving credit facility evidenced by that certain Revolving Credit Agreement, dated as of May 9, 2003 (the "Existing Credit Agreement"), among Borrower, the Banks listed therein, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, Bank One, NA, as Documentation Agent and others with respect to Borrower's existing $1,000,000,000 revolving credit facility, as the same may be amended, modified, supplemented or replaced from time to time.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "FFO" means "funds from operations," defined to mean, without duplication for any period, Net Income, plus (i) Borrower's Share of the Net Income of any Investment Affiliate (plus Borrower's Share of real estate depreciation and amortization expenses of Investment Affiliates), plus (ii) real estate depreciation and amortization expense for such period, plus (iii) any amortization of loan discount deducted from the calculation of Net Income for such period, plus (iv) Taxes deducted from the calculation of Net Income for such period, minus (v) gains

(and plus the losses) from Debt Restructurings and sales or other dispositions of Property of the Borrower or any Subsidiary or Investment Affiliate included (or deducted) in the calculation of Net Income for such period.

                  "Financing Partnerships" means any Subsidiary which is wholly-owned, directly or indirectly, by Borrower or by Borrower and EOPT, with EOPT holding, directly or indirectly other than through its interest in Borrower, no more than a 2% economic interest in such Subsidiary.

                  "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

                  "Fiscal Year" means the fiscal year of Borrower and EOPT.

                  "Fitch" means Fitch, Inc., or any successor thereto.

                  "Fixed Charges" for any Fiscal Quarter period means the sum of
(i) Debt Service for such period, (ii) dividends on preferred units payable by Borrower for such period, and (iii) distributions made by Borrower in such period to EOPT for the purpose of paying dividends on preferred shares in EOPT.

                  "Fixed Rate Borrowing" has the meaning set forth in Section
1.3.

                  "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

                  "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

                  "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, or
(ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

                  "IBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Euro-Dollar Rate pursuant to
Section 2.4.

                  "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments,
(c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including, without limitation, ground leases to the extent such ground leases constitute Capital Leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), to the extent such liabilities are material and are reported or are required under GAAP to be reported by such Person in its financial statements, (i) ERISA obligations currently due and payable and (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; exclusive, however, of all dividends and distributions declared but not yet paid.

                  "Indemnitee" has the meaning set forth in Section 9.3(b).

                  "Initial Funding Date" means the date initial Loans are made in accordance with the provisions of Section 3.1 hereof.

                  "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized of Borrower, on a consolidated basis determined in accordance with GAAP, plus Borrower's Share of accrued, paid or capitalized interest with respect to any Balance Sheet Indebtedness of Investment Affiliates (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 days thereafter (or any other period less than 30 days with the reasonable approval of the Administrative Agent, unless any Bank has previously advised Administrative Agent and Borrower that it is unable to enter into Euro-Dollar Rate contracts for an Interest Period of the same duration), as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (c)      no Interest Period may end later than the Maturity
         Date.

(2)      Intentionally omitted.

(3) with respect to each Money Market IBOR Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of months thereafter as the Borrower may elect in accordance with Section 2.4; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month; and

                  (c)      no Interest Period may end later than the Maturity
         Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than 14 days or more than 90 days) as the Borrower may elect in accordance with Section 2.4; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                  (b)      no Interest Period may end later than the Maturity
         Date.

                  "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

                  "Investment Affiliate" means any Person in whom EOPT or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of EOPT or Borrower on the consolidated financial statements of EOPT and Borrower.

                  "Investment Affiliate EBITDA" means, for any period (i) the net earnings (or loss) of an Investment Affiliate for such period calculated in conformity with GAAP, plus (ii) depreciation and amortization expense and other non-cash items of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period, plus (iii) total interest expense, whether paid, accrued or capitalized, of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period, plus (iv) Taxes of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period.

                  "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt of BBB- or better from S&P or a rating of Baa3 or better from Moody's. In the event that Borrower receives Credit Ratings only from S&P and Moody's, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether an Investment Grade Rating was achieved. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the higher of the ratings from S&P and Moody's shall be used to determine whether an Investment Grade Rating was achieved, provided that the rating from one of the other Rating Agencies shall be at least equivalent to such higher rating; provided, further, that if the rating from one of the other Rating Agencies is not at least equivalent to the higher of the ratings from S&P and Moody's, then the second (2nd) highest Credit Rating shall be used to determine whether an Investment Grade Rating was achieved.

                  "Investment Mortgages" means mortgages securing indebtedness with respect to Office Properties and Parking Properties directly or indirectly owed to Borrower or any of its Subsidiaries, including, without limitation, certificates of interest in real estate mortgage investment conduits.

                  "Invitation for Money Market Quotes" has the meaning set forth in Section 2.4(c).

                  "Joint Venture Interests" means partnership, joint venture interests, membership or other equity issued by any Person which is an Investment Affiliate that is not a Subsidiary.

                  "Joint Venture Parent" means Borrower or one or more Financing Partnerships of Borrower which directly owns any interest in a Joint Venture Subsidiary.

                  "Joint Venture Subsidiary" means any entity (other than a Financing Partnership) in which (i) a Joint Venture Parent owns at least 50% of the economic interests and (ii) the sale or financing of any Property owned by such Joint Venture Subsidiary is substantially controlled by a Joint Venture Parent, subject to customary provisions set forth in the organizational documents of such Joint Venture Subsidiary with respect to refinancings or rights of first refusal granted to other members of such Joint Venture Subsidiary. For purposes of the preceding sentence, the sale or financing of a Property owned by a Joint Venture Subsidiary shall be deemed to be substantially controlled by a Joint Venture Parent if such Joint Venture Parent has the ability to exercise a buy-sell right in the event of a disagreement regarding the sale or financing of such Property.

                  "Land under Development" means any Real Property Asset on which Development Activity has begun (as evidenced by obtaining a permit to commence construction of the applicable office, parking or industrial improvement by the applicable Governmental Authority) but has not yet been substantially completed; provided that any such Real Property Asset will no longer be considered Land under Development upon the earlier of (A) one year after the date a certificate of occupancy has been issued for such Real Property Asset or the primary building or other structure located on such Real Property Asset may otherwise be lawfully occupied for its intended use, or (B) the first date such Real Property Asset is more than 85% leased and occupied (based on square footage).

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan, a Euro-Dollar Loan, a Money Market Loan or a Swingline Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans or Swingline Loans or any combination of the foregoing.

                  "Loan Documents" means this Agreement, the Notes and the EOPT Guaranty.

                  "Loan Effective Date" has the meaning set forth in Section 8.3 hereof.

                  "Majority Banks" means at any time Banks having at least 51% of the aggregate amount of Commitments, or if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans, (provided, that in the case of Swingline Loans, the amount of each Bank's funded participation interest in such Swingline Loans shall be considered for purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests).

                  "Mandatory Borrowing" has the meaning set forth in Section 2.3(b)(iii).

                  "Mandatory Prepayment Notice" means a notice in the form attached hereto as Exhibit H.

                  "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) impair the ability of EOPT, the Borrower and their Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of Administrative Agent or the Banks to enforce the Loan Documents.

                  "Material Plan" means at any time a Plan or Plans having aggregate unfunded liabilities in excess of $5,000,000.

                  "Materials of Environmental Concern" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, toxic mold, or defined as such by, or regulated as such under, any Environmental Law.

                  "Maturity Date" shall mean the date that is three hundred sixty-four (364) days following the Closing Date..

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.4(d)(2).

                  "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                  "Money Market Borrowing" has the meaning set forth in Section 1.3.

                  "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market IBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market IBOR Loan" means a loan to be made by a Bank pursuant to a IBOR Auction (including, without limitation, such a loan bearing interest at the Base Rate pursuant to Article VIII).

                  "Money Market Loan" means a Money Market IBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section 2.4(d)(2).

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.4.

                  "Money Market Quote Request" has the meaning set forth in
Section 2.4(b).

                  "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has at any time after September 25, 1980 made contributions or has been required to make contributions (for these purposes any Person which ceased to be a member of the ERISA Group after September 25, 1980 will be treated as a member of the ERISA Group).

                  "Negative Pledge" means, with respect to any Property, any covenant, condition, or other restriction entered into by the owner of such Property or directly binding on such Property which prohibits or limits the creation or assumption of any Lien upon such Property to secure any or all of the Obligations; provided, however, that such term shall not include (a) any covenant, condition or restriction contained in any ground lease from a Governmental Authority, (b) any financial covenant (such as a limitation on secured indebtedness) given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations or (c) any covenant under the Existing Revolving Credit Agreement.

                  "Net Income" means, for any period, the net earnings (or loss) after Taxes of any Person, on a consolidated basis, before the deduction of minority interests and before the deduction of payment of any preferred dividends, for such period calculated in conformity with GAAP.

                  "Net Offering Proceeds" means (1) all cash or other assets received by EOPT or Borrower as a result of (i) the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in EOPT or Borrower or (ii) the issuance or offering of any unsecured note, bond or debt instrument (other than drawings under this Agreement or the Existing Revolving Credit Facility) and (2) all cash or other assets received by EOPT or Borrower as a result of the issuance or offering of any secured note, bond or debt instrument, in either case less customary costs and discounts of issuance paid by, or reserves required in connection therewith funded by, EOPT or Borrower, as the case may be, or, in the case of secured notes, bonds or debt instruments, less any principal of other existing secured debt refinanced with the proceeds thereof.

                  "Net Price" means, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase

(without adjustment for prorations), including, without limitation, the principal amount of any note received or other deferred payment to be made in connection with such purchase (except as described in clause (ii) below) and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in EOPT and OP Units or Preferred OP Units (as defined in Borrower's partnership agreement)) and any amount properly capitalized under GAAP, plus
(ii) reasonable costs of sale and non-recurring taxes paid or payable in connection with such purchase.

                  "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

                  "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower or EOPT as a general partner of such partnership); provided, however, that personal recourse of Borrower or EOPT for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

                  "Nonrenewal Notice Date" has the meaning set forth in Section 2.16(c).

                  "Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A and Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a notice from Borrower, signed by an Authorized Officer in accordance with Section 2.2 or Section 2.3(b)(i).

                  "Notice of Interest Rate Election" has the meaning set forth in Section 2.7.

                  "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

                  "Office Property" means any Property which constitutes primarily commercial office space other than a Parking Property.

                  "Parking Property" means any Property which is primarily used for parking.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 9.6(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Holdings" means Unimproved Assets, Development Activity, Joint Venture Interests, interests in Taxable REIT Subsidiaries, Investment Mortgages, Securities and Properties which constitute primarily warehouse distribution facilities, but only to the extent permitted in Section 5.8.

                  "Permitted Liens" means:

                  a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

                  b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

                  c. deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or to secure liabilities to insurance carriers;

                  d. utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  e. Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

                  f. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's owner's title insurance policies, except in connection with any Indebtedness, for any of Borrower's

         Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

                  g. Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against EOPT, Borrower, or any Subsidiary;

                  h. Liens on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

                  i. Liens in favor of Borrower against any asset of any Financing Partnership or Joint Venture Subsidiaries.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prime Rate" means the rate of interest publicly announced by the Administrative Agent from time to time as its Prime Rate (it being understood that the same shall not necessarily be the best rate offered by the Administrative Agent to customers).

                  "Pro Rata Share" means, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Commitments, as adjusted from time to time in accordance with the provisions of this Agreement.

                  "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

                  "Qualified Institution" means a Bank, or one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank's or financial institution's parent has) a rating of its senior unsecured debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Administrative Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000).

                  "Qualifying Unencumbered Property" means any Property (excluding Unimproved Assets) from time to time which (i) is an operating Office Property or Parking Property or constitutes primarily a warehouse distribution facility wholly-owned (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to any Negative Pledge. In addition, in the case of any Property that is owned by a Subsidiary of Borrower and/or EOPT, no such Property shall constitute Qualifying Unencumbered Property during any period of time that such Subsidiary is in default beyond the expiration of any applicable grace or cure period in the payment of any Indebtedness of such Subsidiary for borrowed money (other than Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness, which Properties, in any event, do not constitute Qualifying Unencumbered Properties, or (ii) any subsidiary of such Subsidiary (provided that if such subsidiary of such Subsidiary is a partnership, there is no recourse to such Subsidiary as a general partner of such partnership); provided, however, that personal recourse of such Subsidiary for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate (each, a "Recourse Carveout Event") shall not, by itself, cause such Indebtedness to be characterized as Indebtedness with respect to which recourse for payment is not limited as described in clauses (i) or (ii) above; unless, as a result of the occurrence of a Recourse Carveout Event, such Indebtedness becomes a recourse obligation of such Subsidiary).

                  "Rating Agencies" means, collectively, S&P, Moody's and Fitch.

                  "Real Property Assets" means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

                  "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIT" means a real estate investment trust, as defined under
Section 856 of the Code.

                  "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans (provided, that in the case of Swingline Loans, the amount of each Bank's funded participation interest in such Swingline Loans shall be considered for purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests).

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Secured Debt" means Indebtedness, the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clauses (d) and (g) of the definition thereof) on any Property owned or leased by EOPT, Borrower, or any Consolidated Subsidiary plus Borrower's Share of Indebtedness, the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clauses (d) and (g) of the definition thereof) on any Property owned or leased by any Investment Affiliate.

                  "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include Joint Venture Interests, Investment Mortgages, any interest in any Subsidiary of EOPT or Borrower, any interest in a Taxable REIT Subsidiary, any Indebtedness which would not be required to be included on the liabilities side of the balance sheet of EOPT or Borrower in accordance with GAAP, any Cash or Cash Equivalents or any evidence of the Obligations.

                  "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or EOPT.

                  "Syndication Agent" means Citigroup Global Markets Inc. in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

                  "Swingline Borrowing" has the meaning set forth in Section
1.3.

                  "Swingline Commitment" has the meaning set forth in Section 2.3(a).

                  "Swingline Lender" means JPMorgan Chase Bank, in its capacity as Swingline Lender hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

                  "Swingline Loan" means a loan made by the Swingline Lender pursuant to Section 2.3.

                  "Taxable REIT Subsidiary" means any corporation (other than a REIT) in which EOPT directly or indirectly owns stock and EOPT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary of EOPT under and pursuant to Section 856 of the Code.

                  "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

                  "Term" has the meaning set forth in Section 2.10(a).

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA or the Code.

                  "Total Asset Value" means, with respect to Borrower and without duplication, (i) for any Properties (other than Unimproved Assets and Land under Development) owned by Borrower, any Consolidated Subsidiary or Investment Affiliate which was neither acquired nor disposed of by Borrower, a Consolidated Subsidiary or an Investment Affiliate in the Fiscal Quarter most recently ended, the quotient obtained by dividing (a) (x) EBITDA attributable to such Properties for the Fiscal Quarter most recently ended multiplied by four
(4) less (y) $0.20 (or, in the case of Office Properties owned by an Investment Affiliate, Borrower's Share of $0.20) per square foot of leased office space within such Properties which are Office Properties, by (b) 0.0875, plus (ii) for any Property which was acquired by Borrower or a Consolidated Subsidiary in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower or the

Consolidated Subsidiary for such Property, plus (iii) for any Property which was acquired by an Investment Affiliate in the Fiscal Quarter most recently ended, Borrower's Share of the Net Price of the Property paid by such Investment Affiliate for such Property, plus (iv) the value of any Cash or Cash Equivalent owned by Borrower, plus (v) the value of any Unimproved Assets, Land under Development and any other tangible assets of Borrower or its Consolidated Subsidiaries (including foreign currency exchange agreements, to the extent such agreements are material and are reported or are required under GAAP to be reported by the Borrower or its Consolidated Subsidiaries in their financial statements), as measured on a GAAP basis, plus (vi) Borrower's Share of the value of any Unimproved Assets, Land under Development and any other tangible assets of any Investment Affiliate as measured on a GAAP basis. Anything in the foregoing to the contrary notwithstanding, in the event that Borrower, a Consolidated Subsidiary or an Investment Affiliate disposes (for purposes of this definition of "Total Asset Value", each, a "Disposition") of (x) an interest in any Property (which was not acquired during the Fiscal Quarter most recently ended), (y) a direct or indirect interest in the owner of any such Property or (z) any such Property in such a manner that results in Borrower, a Consolidated Subsidiary or an Investment Affiliate holding an interest in such Property or the owner of such Property, then, for purposes of the foregoing calculation of Total Asset Value, such Property shall be treated as follows:

                           (A) if, following a Disposition, the Property or an undivided interest in the Property is owned by Borrower or a Consolidated Subsidiary, then such Property or undivided interest shall be treated as if Borrower or such Consolidated Subsidiary had owned such Property or such undivided interest in the Property for the entire Fiscal Quarter most recently ended;

                           (B) if, following a Disposition, the Property or an undivided interest in the Property is owned by an Investment Affiliate, then such Property or undivided interest shall be treated as if such Investment Affiliate had owned such Property or undivided interest for the entire Fiscal Quarter most recently ended; and

                           (C) and no such Property or undivided interest therein will be treated as having been disposed of or acquired in such Fiscal Quarter.

                  "Total Liabilities" means, as of the date of determination and without duplication, all Balance Sheet Indebtedness of Borrower, on a consolidated basis, plus Borrower's Share of all Balance Sheet Indebtedness of Investment Affiliates.

                  "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

                  "Unencumbered Asset Value" means the sum of (i) all Cash and Cash Equivalents of the Borrower, all Financing Partnerships and Joint Venture Subsidiaries which are not subject to any pledge, negative pledge, encumbrance, hypothecation or other restriction (provided that in the case of Cash and Cash Equivalents of any Joint Venture Subsidiary which is not a Consolidated Subsidiary, the amount of Cash and Cash Equivalents attributable to such Joint Venture Subsidiary shall be reduced to a percentage equal to the Borrower's percentage ownership interest (whether direct or indirect) in such Joint Venture Subsidiary), plus (ii) for any Qualifying Unencumbered Properties which were neither acquired or disposed of by Borrower, a Financing Partnership or a Joint Venture Subsidiary in the Fiscal Quarter most recently ended, the quotient of
(a) (x) the aggregate EBITDA for such Fiscal Quarter attributable to such Qualifying Unencumbered Properties for the Fiscal Quarter most recently ended multiplied by four (4) less (y) $0.50 (or, in the case of Qualifying Unencumbered Properties owned by an Investment Affiliate, Borrower's Share of $0.50) per square foot of leased office space within such Qualifying Unencumbered Properties which are Office Properties, and less (z) in the case of any Qualifying Unencumbered Property located outside of the United States, an amount equal to the applicable withholding taxes imposed by any foreign jurisdiction applicable to the EBITDA attributable to any such Qualifying Unencumbered Property for the applicable period, divided by (b) 0.0875, plus
(iii) for all Qualifying Unencumbered Properties owned (directly or beneficially) by Borrower, any Financing Partnership or any Joint Venture Subsidiary which were acquired (directly or indirectly) by the Borrower, any Financing Partnership or any Joint Venture Subsidiary during the Fiscal Quarter most recently ended, the aggregate Net Price of such Qualifying Unencumbered Properties paid by Borrower or its Affiliates for such Qualifying Unencumbered Properties; provided, however, that, unless otherwise approved by the Majority Banks, (aa) in the event any such Qualifying Unencumbered Property is owned by a Joint Venture Subsidiary which is not a Consolidated Subsidiary, the amount of the EBITDA attributable to such Qualifying Unencumbered Property for purposes of clause (i) above and the Net Price of such Qualifying Unencumbered Property for the purposes of clause (iii) above shall be reduced to a percentage equal to the Borrower's percentage ownership interest (whether direct or indirect) in such Joint Venture Subsidiary, (bb) the portion of the amount of the Unencumbered Asset Value attributable to any single Qualifying Unencumbered Property which would cause such amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (cc) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Parking Properties which would cause such aggregate amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (dd) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Qualifying Unencumbered Properties owned by Joint Venture Subsidiaries (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such aggregate amount to exceed thirty-five percent (35%) of the total Unencumbered Asset

Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, and (ee) the portion of the amount of the Unencumbered Asset Value attributable to all Qualifying Unencumbered Property located outside of the United States (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed ten percent (10%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value. Anything in the foregoing to the contrary notwithstanding, in the event that Borrower, a Financing Partnership or a Joint Venture Subsidiary disposes (for purposes of this definition of "Unencumbered Asset Value", each, a "Disposition") of (x) an interest in any Qualified Unencumbered Property (which was not acquired during the Fiscal Quarter most recently ended), (y) a direct or indirect interest in the owner of any such Property or (z) any such Property in such a manner that results in Borrower holding a direct or indirect interest in such Property or the owner of such Property, then, for purposes of the foregoing calculation of Unencumbered Asset Value, such Property shall be treated as follows:

                           (A) if, following a Disposition, an undivided interest in the Property is owned by Borrower or a Financing Partnership, then such undivided interest shall be treated as if Borrower or such Financing Partnership had owned such undivided interest in the Property for the entire Fiscal Quarter most recently ended;

                           (B) if, following a Disposition, the Property or an undivided interest in the Property is owned by a Joint Venture Subsidiary, then such Property or undivided interest shall be treated as if such Joint Venture Subsidiary had owned such Property for the entire Fiscal Quarter most recently ended; and

                           (C) and no such Property or undivided interest therein will be treated as having been disposed of or acquired in such Fiscal Quarter.

                  "Unencumbered Net Operating Income" means, for any period, for all Qualifying Unencumbered Properties, the aggregate EBITDA attributable to each such Qualifying Unencumbered Property for such period (provided that as to any Qualifying Unencumbered Property acquired during such period, only EBITDA attributable to such period occurring after such acquisition shall be included), as adjusted for a normalized recurring level of capital expenditures by Borrower for such period, which adjustment shall be at the rate of One Dollar and Fifty Cents ($1.50) per square foot per annum of office space leased as of the applicable date of determination for all Qualifying Unencumbered Properties that are Office Properties (provided that, as to any Office Property acquired during such period, such amount per square foot shall be pro-rated for the period of ownership).

                  "Unimproved Assets" means Real Property Assets containing no material improvements.

                  "United States" means the United States of America, including the fifty states and the District of Columbia.

                  "Unsecured Debt" means the amount of Indebtedness for borrowed money of EOPT Borrower and any Financing Partnership which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans, plus, for the purpose of calculating the ratio of outstanding Unsecured Debt to Unencumbered Asset Value, an amount equal to the Borrower's percentage ownership interest (whether direct or indirect) in each Joint Venture Subsidiary which is not a Consolidated Subsidiary times any Indebtedness for borrowed money of such Joint Venture Subsidiary which is not Secured Debt.

                  "Unsecured Debt Service" means Debt Service payable in respect of Unsecured Debt.

                  "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

                  SECTION I.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of "EOPT, on a consolidated basis," EOPT shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and provided further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

                  SECTION I.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans and Swingline Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market IBOR Loans bearing interest at the Base Rate pursuant to Article
VIII), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.4 in which a Bank's share is determined on the basis of its bid in accordance therewith, and a "Swingline Borrowing" is a Borrowing under Section 2.3 in which only the Swingline Lender participates (subject to the provisions of said
Section 2.3)).

                                   ARTICLE II

                                   THE CREDITS

                  SECTION II.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding plus such Bank's Pro Rata Share of Swingline Loans outstanding at such time shall not exceed the amount of its Commitment. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal amount of $5,000,000, or an integral multiple of $100,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b), or in any amount required to repay the Swingline Lender the amount of any Swingline Loan) and, other than with respect to Money Market Loans and Swingline Loans, shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, up to $250,000,000 of amounts repaid pursuant to Section 2.11 (a) and (b) may be reborrowed one or more times , provided that (i) no amounts in excess of such $250,000,000 may be reborrowed and (ii) no amounts required to be repaid pursuant to Section 2.11(c), (d) or (e) may be reborrowed.

                  SECTION II.2. Notice of Borrowing. (a) With respect to any Committed Borrowing, the Borrower shall give Administrative Agent notice not later than 12:00 p.m. (New York, New York time) (x) one Business Day before each Base Rate Borrowing, or (y) three Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Business Day in the case of a Base Rate Borrowing or a Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)     the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  SECTION II.3.  Swingline Loan Subfacility.

                  (a) Swingline Commitment. Subject to the terms and conditions of this Section 2.3, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the term hereof; provided, however, that the aggregate amount of Swingline Loans outstanding at any time shall not exceed the lesser of (i) SEVENTY-FIVE MILLION DOLLARS ($75,000,000), and (ii) the aggregate Commitments less all Loans then outstanding (the "Swingline Commitment"). Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Loans may be reborrowed.

                  (b)      Swingline Borrowings.

                  (i) Notice of Borrowing. With respect to any Swingline Borrowing, the Borrower shall give the Swingline Lender and the Administrative Agent notice in writing which is received by the Swingline Lender and Administrative Agent not later than 2:00 p.m. (New York, New York time) on the proposed date of such Swingline Borrowing (and confirmed by telephone by such time), specifying (A) that a Swingline Borrowing is being requested, (B) the amount of such Swingline Borrowing, (C) the proposed date of such Swingline Borrowing, which shall be a Business Day and (D) stating that no Default or Event of Default has occurred and is continuing both before and after giving effect to such Swingline Borrowing. Such notice shall be irrevocable.

                  (ii) Minimum Amounts. Each Swingline Borrowing shall be in a minimum principal amount of $1,000,000, or an integral multiple of $100,000 in excess thereof.

                  (iii) Repayment of Swingline Loans. Each Swingline Loan shall be due and payable on the earliest of (A) 5-Business Days from the date of the applicable Swingline Borrowing, (B) the date of the next Committed Borrowing or (C) the Maturity Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Committed Borrowing, such Swingline Loans shall first be repaid from the proceeds of such Committed Borrowing prior to the disbursement of the same to the Borrower. If, and to the extent, a Committed Borrowing is not requested prior to the Maturity Date or the end of the 5-Business Day period after a Swingline Borrowing, the Borrower shall be deemed to have requested a Committed Borrowing comprised entirely of Base Rate Loans in the amount of the applicable Swingline Loan then outstanding, the proceeds of which shall be used to repay such Swingline Loan to the Swingline Lender. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Committed Borrowing, in which case the Borrower shall be deemed to have requested a Committed Borrowing comprised entirely of Base Rate Loans in the amount of such Swingline Loans then outstanding, the proceeds of which shall be used to repay such Swingline Loans to the Swingline Lender. Any Committed Borrowing which is deemed requested by the Borrower in accordance with this Section 2.3(b)(iii) is hereinafter referred to as a "Mandatory Borrowing". Each Bank hereby irrevocably agrees to make Committed Loans promptly upon receipt of notice from the Swingline Lender of any such deemed request for a Mandatory Borrowing in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Bank (or the next Business Day if such notice is received after 1:00 P.M. (New York, New York time)) notwithstanding (I) the amount of the Mandatory Borrowing may not comply with the minimum amount of Committed Borrowings otherwise required hereunder,
(II) whether any conditions specified in Section 3.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such deemed request for a Committed Borrowing to be made by the time otherwise required in Section 2.1, (V) the date of such Mandatory Borrowing (provided that such date must be a Business Day), or (VI) any termination of the Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith; provided, however, that no Bank shall be obligated to make Committed Loans in respect of a Mandatory Borrowing if a Default or an Event of Default then exists and the applicable Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

                  (iv) Purchase of Participations. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payment received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its Pro Rata Share (determined before giving effect to any termination of the Commitments pursuant to Section 6.2), provided that (A) all interest payable on the Swingline Loans with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Mandatory Borrowing would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Lender interest on the principal amount of such participation for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Bank shall be obligated to purchase a participation in any Swingline Loan if a Default or an Event of Default then exists and such Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

                  (c) Interest Rate. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swingline Loan is made until the date it is repaid, at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for Euro-Dollar Loans for such day.

                  SECTION II.4.  Money Market Borrowings.

                  (a) The Money Market Option. From time to time during the Term, and provided that at such time the Borrower maintains a Credit Rating of at least BBB- or Baa3 (or their equivalent) from two (2) Rating Agencies at least one (1) of which shall be S&P or Moody's, the Borrower may, as set forth in this Section 2.4, request the Banks during the Term to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of
(i) $350,000,000 (adjusted pro rata for changes in the aggregate Commitments), and (ii) the aggregate Commitments less all Loans (excluding any Loans or any portion thereof to be repaid from the proceeds of such Money Market Loans). Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.4 at the time of such Borrowing, until the Business Day next preceding the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.4.

                  (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto (a "Money Market Quote Request") so as to be received not later than 12:00 P.M. (New York, New York time) on (x) the fifth Business Day prior to the date of Borrowing proposed therein, in the case of a IBOR Auction or (y) the Business Day immediately preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first IBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Business Day in the case of a IBOR Auction or a Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $100,000,

                  (iii) the duration of the Interest Period applicable thereto (which shall not be less than 14 days or more than 90 days), subject to the provisions of the definition of Interest Period,

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate, and

                  (v) the aggregate amount of all Money Market Loans then outstanding.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. In no event may Borrower give a Money Market Quote Request within ten (10) days of the giving of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an "Invitation for Money Market Quotes" substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d)      Submission and Contents of Money Market Quotes.

                  1. Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to
Section 9.1 not later than (x) 3:00 P.M. (New York, New York time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a IBOR Auction or (y) 10:30 A.M. (New York, New York time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first IBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of an IBOR Auction or (y) one hour prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  2. Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (i)      the proposed date of Borrowing,

                  (ii) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $100,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (iii) the Interest Period(s) with respect to which each such offer is being made,

                  (iv) in the case of an IBOR Auction, the margin above or below the applicable Euro-Dollar Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (v) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (vi)     the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  3.       Any Money Market Quote shall be disregarded if it:

                  (i) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(2) above;

                  (ii) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in subsection
         (d)(2)(ii) above);

                  (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (iv)     arrives after the time set forth in subsection
         (d)(1).

                  (e) Notice to Borrower. The Administrative Agent shall promptly (and in any event within one (1) Business Day after receipt thereof) notify the Borrower in writing of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote or modifies the terms of such previous Money Market Quote to provide terms more favorable to Borrower. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or

Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York, New York time) on (x) the third Business Day prior to the proposed date of Borrowing, in the case of an IBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first IBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                  1. the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  2. the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $100,000;

                  3. acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

                  4. the Borrower may not accept any offer that is described in subsection (d)(3) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly (and in any event within one (1) Business Day after such offers are accepted) notify the Borrower and each such Bank in writing of any such allocation of Money Market Loans. Determinations by the Administrative Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

                  (h) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its Pro Rata Share of Committed Loans in accordance with Section 2.1 hereof despite the fact that any Bank's Commitment may have been or may be exceeded as a result of such Bank's making of Money Market Loans.

                  SECTION II.5.  Notice to Banks; Funding of Loans.

                  (a) Upon receipt of a Notice of Borrowing from Borrower in accordance with Section 2.2 hereof, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by the Borrower) and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.13.

                  (b) Not later than 2:00 p.m. (New York, New York time) on the date of each Committed Borrowing (including without limitation each Mandatory Borrowing) as indicated in the applicable Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its share of such Committed Borrowing in Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in
Section 9.1.

                  (c) Not later than 3:00 p.m. (New York, New York time) on the date of each Swingline Borrowing as indicated in the applicable Notice of Borrowing, the Swingline Lender shall make available such Swingline Borrowing in Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1.

                  (d) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with of this Section 2.5 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Borrowing hereunder. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If such Bank shall not pay to Administrative Agent such corresponding amount after reasonable attempts are made by Administrative Agent to collect such amounts from such Bank, Borrower agrees to repay to Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand. Nothing contained in this Section 2.5(d) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative

Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Section 2.5(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

                  (e) Subject to the provisions hereof, the Administrative Agent shall make available each Borrowing to Borrower in Federal funds immediately available in accordance with, and on the date set forth in, the applicable Notice of Borrowing.

                  SECTION II.6.  Notes.

                  (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

                  (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type (including, without limitation, Swingline Loans and Money Market Loans) be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                  (d) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date. The Swingline Loans shall mature, and the principal amount thereof shall be due and payable, in accordance with Section 2.3(b)(iii).

                  (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the earlier to occur of (i) last day of the Interest Period applicable to such Borrowing or (ii) the Maturity Date.

                  (f) There shall be no more than ten (10) Euro-Dollar Groups of Loans and no more than ten (10) Money Market Loans outstanding at any one time.

                  SECTION II.7.  Method of Electing Interest Rates.

                  (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing or as otherwise provided in Section 2.3 with respect to Mandatory Borrowings. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                           (i)      if such Loans are Base Rate Loans, the
Borrower may elect to convert all or any portion of such Loans to Euro-Dollar Loans as of any Business Day;

                           (ii)     if such Loans are Euro-Dollar Loans, the
Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Euro-Dollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to
Section 2.13.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election"), signed by an Authorized Officer, to the Administrative Agent at least three (3) Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $500,000 or any larger multiple of $100,000, (iii) there shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any time, (iv) no Committed Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

                  (b)      Each Notice of Interest Rate Election shall specify:

                           (i)      the Group of Loans (or portion thereof) to
which such notice applies;

                           (ii)     the date on which the conversion or
continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                           (iii)    if the Loans comprising such Group are to be
converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                           (iv)     if such Loans are to be continued as
Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                  (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                  SECTION II.8.  Interest Rates.

                  (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.7, at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans for such day.

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Euro-Dollar Rate applicable to such Interest Period.

                  (c) Subject to Section 8.1, each Money Market IBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Rate for such Interest Period (determined in accordance with Section 2.8(b) as if the related Money Market IBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.4. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.4. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter at a rate per annum equal to the sum of 4% plus the Base Rate for such day.

                  (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "Default Rate").

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

                  (f)      Intentionally Omitted.

                  (g) Interest on all Loans (other than Base Rate Loans) shall be payable on the last Business Day of each applicable Interest Period (provided that in the event any Interest Period ends on the date which is 60 or 90 days after the date on which any Interest Period commences, interest on all Loans (other than Base Rate Loans) shall be payable on the first Business Day of each calendar month during such Interest Period and on the last day of such Interest Period) and interest on Base Rate Loans shall be payable on the first Business Day of each calendar month.

                  SECTION II.9.  Fees.

                  (a) Facility Fee. For the period beginning on the Closing Date and ending on the date the Obligations are paid in full and this Agreement is terminated (the "Facility Fee Period"), the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Commitments (1) for so long as the Borrower has an Investment Grade Rating, a facility fee on the aggregate Commitments less all amounts repaid pursuant to Section 2.11(c) or (d) or pursuant to Section 2.11 (a) or (b) if such amount may not be reborrowed and at the Applicable Fee Percentage or (2) in the event that the Borrower does not have an Investment Grade Rating, an unused fee at an annual rate equal to the product of (i) the daily average aggregate Commitments less the aggregate amount of all Loans then outstanding and less all amounts repaid pursuant to Section 2.11(c) or (d) or pursuant to Section 2.11
(a) or (b) if such amount may not be reborrowed and (ii) the Applicable Fee Percentage. The facility fee or, if applicable, the unused fee, shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Facility Fee Period.

                  (b)      Fees Non-Refundable. All fees set forth in this
Section 2.9 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent, the Syndication Agent and the Banks regardless of whether any Loans are actually made.

                  SECTION II.10.  Maturity Date; Extension.

                  (a) The term (the "Term") of the Commitments (and each Bank's obligations to make Loans hereunder) shall terminate and expire on the Maturity Date.

                  (b) Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

                  SECTION II.11.  Prepayments.

                  (a) The Borrower may, upon at least one (1) Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1, in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Borrower may, from time to time on any Business Day so long as prior notice is given to the Administrative Agent and Swingline Lender no later than 2:00 p.m. (New York, New York time) on the day on which Borrower intends to make such prepayment, prepay any Swingline Loans in whole or in part in amounts aggregating $100,000 or a higher integral multiple of $100,000 (or, if less, the aggregate outstanding principal amount of all Swingline Loans then outstanding) by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment no later than 3:00 p.m. (New York, New York time) on such day. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks (or the Swingline Lender in the case of Swingline Loans) included in such Group or Borrowing.

                  (b) The Borrower may, upon at least one (1) Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in
Article 8 and except with respect to any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section
2.13. In addition, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the end of the Interest Period applicable thereto without the consent of all applicable Designated Lenders and Banks. Any such prepayment shall be upon at least three (3) Business Days notice to the Administrative Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Group of Euro-Dollar Loans, except that any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

                  (c) If, at any time, Borrower or EOPT receives Net Offering Proceeds in the form of cash (other than drawings under this Agreement or the Existing Facility or proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in Borrower or Guarantor, up to the amount paid by Borrower or Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that neither Borrower nor Guarantor shall have increased its Net Worth as a result of any such proceeds), then, the Borrower shall repay the Loans as LIBOR tranches expire in an amount equal to the lesser of (x) the aggregate Net Offering Proceeds in the form of cash then received by Borrower and (y) the outstanding Obligations, and, if and to the extent that the outstanding Obligations shall be less than the amount of such Net Offering Proceeds, the Commitments shall be reduced on a pro rata basis by an amount equal to the difference between such Net Offering Proceeds and the outstanding Obligations. Borrower shall deliver a Mandatory Prepayment Notice to the Administrative Agent within one (1) Business Day after Borrower or EOPT receives any such Net Offering Proceeds.

                  (d) If at any time Borrower or EOPT receives proceeds, dividends or distributions relating to the sale or disposition of the Borrower's interests in material Property or other assets (including, but not limited to, Joint Venture Interests and equity interests in Subsidiaries), then, the Borrower shall repay the Loans as LIBOR tranches expire in an amount equal to the lesser of (x) the aggregate Net Price in the form of cash relating to such sale or disposition received by the Borrower, and (y) the outstanding Obligations, and, if and to the extent that the outstanding Obligations shall be less than the amount of such Net Price, the Commitment Amount shall be reduced by an amount equal to the difference between such Net Price and the outstanding Obligations. Borrower shall deliver a Mandatory Prepayment Notice to the Administrative Agent within one (1) Business Day after Borrower or EOPT receives any such proceeds, dividends or distributions. Notwithstanding the foregoing, however, (1) Borrower shall not be required to prepay any outstanding Obligations, nor shall the Commitments be reduced, with respect to up to $50,000,000 in aggregate proceeds, dividends or distributions in the form of cash relating to sales or dispositions of the Borrower's interests in material Properties or other assets (including, but not limited to, Joint Venture Interests and equity interests in Subsidiaries) if and to the extent Borrower uses such proceeds, dividends or distributions to purchase Real Property Assets, provided that (i) Borrower identifies such Real Property Assets to Administrative Agent within forty-five (45) days after the date of the receipt of such proceeds, dividends or distributions and (ii) the purchase and sale of one or more of such Real Property Assets closes within 180 days after the date of the receipt of such proceeds, dividends or distributions; and (2) Borrower shall not be required to prepay any outstanding Obligations, nor shall the Commitments be reduced, as a result of the closing of the proposed joint venture arrangement with TIAA CREF, anticipated to result in approximately $440,000,000 of net proceeds.

                  (e) The Borrower may at any time and from time to time cancel all or any part of the Commitments in amounts aggregating Ten Million Dollars ($10,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by the delivery to the Administrative Agent of a notice of cancellation, signed by an Authorized Officer, within the applicable time periods set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being canceled, upon at least three (3) Business Days' notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 2.11(a) and (b), Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. In no event shall the Borrower be permitted to cancel Commitments, if, after giving effect to such cancellation and any related payments as well as any returns by Borrower, the amount of the Loans exceeds the Commitments, as so reduced. A reduction of the Commitments pursuant to this
Section 2.11(e) shall not effect a reduction in the Swingline Commitment (unless so elected by the Borrower) until the aggregate Commitments have been reduced to an amount equal to the Swingline Commitment.

                  (f) Subject to the limitations set forth herein, up to $250,000,000 of amounts repaid pursuant to Section 2.11 (a) and (b) may be reborrowed one or more times, provided that (i) no amounts in excess of such $250,000,000 may be reborrowed and (ii) no amounts required to be repaid pursuant to Section 2.11(c) or (d) may be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments and the Swingline Commitment pursuant to Section 2.11(e) hereof, such amounts may not be reborrowed.

                  SECTION II.12.  General Provisions as to Payments.

                  (a) The Borrower shall make each payment of principal of and interest on the Loans and of fees hereunder, not later than 12:00 p.m. (New York, New York time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly (and in any event within one (1) Business Day after receipt thereof) distribute to each Bank its ratable share (or applicable share with respect to Money Market Loans) of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 1:00 p.m. (New York, New York time) on any Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or Swingline Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION II.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or Money Market IBOR Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans or Money Market IBOR Loans after notice has been given to any Bank in accordance with Section 2.5(a) or 2.4(f), as applicable, or if Borrower shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan shall be converted on a date other than the first (1st) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

                  SECTION II.14. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION II.15. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limitation, the acquisition of real property to be used in the Borrower's existing business and for general working capital needs of the Borrower; provided, however, that no Swingline Loan shall be used more than once for the purpose of refinancing another Swingline Loan, in whole or part.

                                   ARTICLE III

                                   CONDITIONS

                  SECTION III.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

                  (a) the Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.6;

                  (b) the Borrower, EOPT and the Administrative Agent and each of the Banks shall have executed and delivered to the Borrower, EOPT and the Administrative Agent a duly executed original of this Agreement;

                  (c) EOPT shall have executed and delivered to the Administrative Agent a duly executed original of the EOPT Guaranty;

                  (d) the Administrative Agent shall have received an opinion of Piper Rudnick LLP, counsel for the Borrower and EOPT, acceptable to the Administrative Agent, the Banks and their counsel;

                  (e) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and EOPT, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust of EOPT, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of EOPT as of a date not more than ten
(10) days prior to the Closing Date, together with a good standing certificate as to EOPT from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

                  (f) the Borrower and EOPT each shall have executed a solvency certificate acceptable to the Administrative Agent;

                  (g) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this
Section 3.1 and the Notice of Borrowing
referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

                  (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower, and EOPT shall have taken all actions required to authorize the execution and delivery of the EOPT Guaranty and the other Loan Documents and the performance thereof by EOPT;

                  (i) the Banks shall be satisfied that neither the Borrower, EOPT nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and the Borrower shall have delivered a certificate so stating;

                  (j) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.9 hereof on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, if required by such firm and if such firm has delivered an invoice in reasonable detail of such fees and expenses in sufficient time for Borrower to approve and process the same, shall have been paid directly to Skadden, Arps, Slate, Meagher & Flom LLP;

                  (k) the Borrower shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower and EOPT, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

                  (l)      no Default or Event of Default shall have occurred;

                  (m) the Borrower shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of Section 5.8 as of the Closing Date; and

                  (n) the receipt by Borrower of any required consents or approvals under the Existing Revolving Credit Facility for this Agreement; and

                  (o) Borrower shall have satisfied all of the conditions to the obligation of a Bank to make a Loan set forth in Section 3.2 hereof.

                  SECTION III.2. Borrowings. The obligation of any Bank to make a Loan or the obligation of the Swingline Lender to make a Swingline Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or Section 2.3(b)(i) or a Notice of Money Market Borrowing as required by Section 2.4;

                  (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

                  (d) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

                  (e) no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement;

                  (f) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect; and

                  (g) all Commitments (as defined in the Existing Revolving Credit Facility) under the Existing Revolving Credit Facility shall be full advanced (including letters of credit issued thereunder) and outstanding.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c), (d), (e), (f), and (g) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

                  SECTION IV.1. Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. EOPT is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

                  SECTION IV.2. Power and Authority. The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower and EOPT each have duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower and EOPT, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. EOPT has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. EOPT has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

                  SECTION IV.3.  No Violation.

                  (a) Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

                  (b) Neither the execution, delivery or performance by EOPT of the Loan Documents to which it is a party, nor compliance by EOPT with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of EOPT or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which EOPT (or of any partnership of which EOPT is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or
(iii) will cause a material default by EOPT under any organizational document of any Person in which EOPT has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

                  SECTION IV.4.  Financial Information.

                  (a) The consolidated balance sheets of EOPT and the Borrower as of December 31, 2002 and as of September 30, 2003, and the related statements of operations and cash flows of EOPT and the Borrower for the fiscal year or quarter then ended, reported on by Ernst & Young LLP, fairly present, in conformity with GAAP, the consolidated financial position of EOPT and the Borrower, as the case may be, as of such date and the consolidated results of operations and cash flows for such fiscal year.

                  (b) Since September 30, 2003, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and (ii) except as set forth on Schedule 4.4(b), neither the Borrower nor EOPT has incurred any material indebtedness or guaranty on or before the Closing Date.

                  SECTION IV.5. Litigation. Except as previously disclosed by the Borrower in writing to the Banks, there is no action, suit, proceeding or investigation pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower, EOPT or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

                  SECTION IV.6.  Compliance with ERISA.

                  (a) Except as set forth on Schedule 4.6 attached hereto, neither Borrower nor EOPT is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan or any other Benefit Arrangement. In the event that at any time after the Closing Date, either the Borrower or EOPT shall become a member of any other material Plan or Multiemployer Plan, Borrower promptly shall notify the Administrative Agent thereof and from and after such notice Schedule 4.6 shall be deemed modified thereby.

                  (b) Except for a "prohibited transaction" arising solely because of a Bank's breach of the covenant set forth in Section 9.17 hereof, the transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in the Administrative Agent or any of the Banks being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of Borrower constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower covenants and agrees that Borrower shall not use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. ss. 2510.3-101) of an "employee benefit plan" within the meaning of
Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code to repay or secure the Note, the Loan, or the Obligations.

                  SECTION IV.7. Environmental. The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

                  SECTION IV.8. Taxes. The Borrower, EOPT and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, EOPT or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, EOPT and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  SECTION IV.9. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

                  SECTION IV.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower and EOPT will be Solvent.

                  SECTION IV.11. Use of Proceeds. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

                  SECTION IV.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

                  SECTION IV.13. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, EOPT nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  SECTION IV.14. Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is Two North Riverside Plaza, Chicago, Illinois 60606.

                  SECTION IV.15. REIT Status. EOPT is qualified and EOPT intends to continue to qualify as a real estate investment trust under the Code.

                  SECTION IV.16. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

                  SECTION IV.17. Judgments. There are no final, non-appealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more entered by a court or courts of competent jurisdiction against EOPT or the Borrower or, to the extent such judgment would be recourse to EOPT or Borrower, any of its Consolidated Subsidiaries (other than judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).

                  SECTION IV.18. No Default. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

                  SECTION IV.19. Licenses, etc. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

                  SECTION IV.20. Compliance With Law. To the Borrower's knowledge, the Borrower and each of its Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

                  SECTION IV.21. No Burdensome Restrictions. Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

                  SECTION IV.22. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent, the Syndication Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent.

                  SECTION IV.23. Labor Matters. Except as disclosed on Schedule 4.6, as of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any member of the ERISA Group and neither the Borrower nor any member of the ERISA Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

                  SECTION IV.24. Insurance. The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owners of assets such as Borrower's directly or indirectly owned Real Property Assets would maintain.

                  SECTION IV.25. Organizational Documents. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and EOPT. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each such documents, except for exhibits to Borrower's partnership agreement identifying the current list of partners which, with the permission of the Banks, has been omitted therefrom. EOPT holds (directly or indirectly) an 89.06% ownership interest in the Borrower as of the date hereof.

                  SECTION IV.26. Qualifying Unencumbered Properties. As of the date hereof, each Property listed on Schedule 1.1 as a Qualifying Unencumbered Property (i) is an operating Office Building or Parking Property wholly-owned or ground leased (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or Joint Venture Parent subject) to any Negative Pledge. All of the information set forth on Schedule 1.1 is true and correct in all material respects.

                  SECTION IV.27. Tax Shelter Regulations. Borrower does not intend to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If Borrower so notifies the Administrative Agent, Borrower acknowledges that one or more of the Banks may treat its Committed Loans, Money Market Loans and/or its interest in Swingline Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

                  SECTION V.1. Information. The Borrower will deliver to the Administrative Agent (who will promptly deliver copies of the same to each of the Banks):

                  (a) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 125 days after the end of each Fiscal Year of the Borrower) a consolidated balance sheet of the Borrower, EOPT and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Borrower's and EOPT's operations and consolidated statements of Borrower's and EOPT's cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on Borrower's and EOPT's Form 10K and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 80 days after the end of each of the first three quarters of each Fiscal Year of the Borrower and EOPT), (i) a consolidated balance sheet of the Borrower, EOPT and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and EOPT's operations and consolidated statements of Borrower's and EOPT's cash flow for such quarter and for the portion of the Borrower's or EOPT's Fiscal Year ended at the end of such quarter, all reported in the form provided to the Securities and Exchange Commission on Borrower's and EOPT's Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (2) above;

                  (d) (i) within five (5) Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or its directly or indirectly Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

                  (e) promptly upon the mailing thereof to the shareholders of EOPT generally, copies of all financial statements, reports and proxy statements so mailed;

                  (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which EOPT shall have filed with the Securities and Exchange Commission;

                  (g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group: (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or any of the Environmental Affiliates of any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Borrower, or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect; (ii) the existence of any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect; or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the

Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

                  (i) promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

                  (j) promptly after Borrower has notified the Administrative Agent of any intention by Borrower to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

                  (k) from time to time such additional information regarding the financial position or business of the Borrower, EOPT and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose the Borrower, EOPT or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, EOPT or any of their Subsidiaries or on any Property of any of them.

                  SECTION V.2. Payment of Obligations. The Borrower, EOPT and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

                  SECTION V.3.  Maintenance of Property; Insurance; Leases.

                  (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation its Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

                  (b) The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, Borrower's Real Property Assets; provided, however, that such coverages and amounts are available to Borrower at commercially reasonable rates. The Borrower will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of coverage by the Borrower.

                  SECTION V.4. Maintenance of Existence. The Borrower and EOPT each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

                  SECTION V.5. Compliance with Laws. The Borrower and EOPT will, and will cause their Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or Banks to any material liability therefor.

                  SECTION V.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties, including without limitation its Real Property Assets, and so long as disclosure of such information could not result in a violation of, or expose the Borrower, EOPT or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, EOPT or any of their Subsidiaries or on any Property of any of them, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

                  SECTION V.7. Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, EOPT's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

                  SECTION V.8.  Financial Covenants.

                  (a) Total Liabilities to Total Asset Value. The Borrower shall not permit the ratio of Total Liabilities to Total Asset Value of Borrower to exceed 0.55:1 at any time.

                  (b) EBITDA to Interest Expense Ratio. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Interest Expense for the then most recently completed Fiscal Quarter to be less than 2.00:1.

                  (c)      [Intentionally Omitted.]

                  (d) Cash Flow to Fixed Charges Ratio. Borrower shall not permit the ratio of Cash Flow for the then most recently completed Fiscal Quarter to Fixed Charges for the then most recently completed Fiscal Quarter to be less than 1.5:1.

                  (e) Secured Debt to Total Asset Value. Borrower shall not permit the ratio of Secured Debt to Total Asset Value of Borrower to exceed 0.40:1 at any time.

                  (f) Unencumbered Pool. Borrower shall not permit the ratio of the outstanding Unsecured Debt to Unencumbered Asset Value to exceed 0.55:1 at any time.

                  (g) Unencumbered Net Operating Income to Unsecured Debt Service. Borrower shall not permit the ratio of Unencumbered Net Operating Income for the then most recently completed Fiscal Quarter to Unsecured Debt Service for the then most recently completed Fiscal Quarter to be less than 2.0:1.

                  (h) Minimum Tangible Net Worth. The Consolidated Tangible Net Worth of the Borrower determined in conformity with GAAP will at no time be less than the sum of (i) $10,700,000,000, and (ii) seventy percent (70%) of all Net Offering Proceeds (other than Net Offering Proceeds as a result of the issuance or offering of any secured or unsecured note, bond or debt instrument) received by EOPT or Borrower after December 31, 2002 (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in Borrower or Guarantor, up to the amount paid by Borrower or Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that neither Borrower nor Guarantor shall have increased its Net Worth as a result of any such proceeds).

                  (i) Dividends. The Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 90% of the Borrower's FFO for such year. During the continuance of a monetary Event of Default, Borrower shall only pay partnership distributions that are necessary to enable EOPT to make those dividends necessary to maintain EOPT's status as a real estate investment trust.

                  (j) Permitted Holdings. Borrower's primary business will be the ownership, operation and development of Office Properties and Parking Properties and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire or maintain Permitted Holdings if and so long as the aggregate value of Permitted Holdings, whether held directly or indirectly by

Borrower does not exceed, at any time, twenty-five percent (25%) of Total Asset Value of Borrower unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, Borrower and its Subsidiaries may not acquire or maintain (i) Unimproved Assets if and to the extent that the aggregate value of Unimproved Assets, whether held directly or indirectly by Borrower, exceeds, at any time ten percent (10%) of Total Asset Value of Borrower or (ii) interests in Taxable REIT Subsidiaries if and to the extent that the aggregate value of interests in Taxable REIT Subsidiaries, whether held directly or indirectly by Borrower exceeds, at any time, twenty percent (20%) of Total Asset Value of Borrower unless, in either case, a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of calculating the foregoing percentage the value of Unimproved Assets and interests in Taxable REIT Subsidiaries shall be calculated based upon the lower of the cost thereof and value, determined in accordance with GAAP; provided that, in the case of any Unimproved Assets held by an Investment Affiliate, only Borrower's Share of the cost or value of such Unimproved Assets shall be used in calculating the foregoing percentages.

                  (k) No Liens. Borrower and EOPT shall not, and shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries to, allow any Qualifying Unencumbered Property (or any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent), that is necessary to comply with the provisions of Sections 5.8(f) and (g) hereof, to become subject to a Lien that secures the Indebtedness of any Person, other than Permitted Liens or Liens securing obligations under the Existing Revolver Credit Agreement.

                  (l) Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

                  SECTION V.9.  Restriction on Fundamental Changes.

                  (a) Neither the Borrower nor EOPT shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Majority Banks, which consent shall not be unreasonably withheld, conditioned or delayed, unless (i) the Borrower or EOPT is the surviving entity,
(ii) the entity which is merged into Borrower or EOPT is predominantly in the commercial real estate business, (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower's or EOPT's creditworthiness two months immediately preceding such merger, and (iv) the then fair market value of the assets of the entity which is merged into the Borrower or EOPT is less than twenty-five percent (25%) of the Borrower's or EOPT's then Total Asset Value following such merger. Neither the Borrower nor EOPT shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

                  (b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Majority Banks' consent, which shall not be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, no Person shall be admitted as a general partner of the Borrower other than EOPT. EOPT shall not amend its declaration of trust, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Majority Banks' consent, which shall not be unreasonably withheld, conditioned or delayed. The Borrower shall not make any "in-kind" transfer of any of its property or assets to any of its constituent partners if such transfer would result in an Event of Default under Section 6.1(b) by reason of a breach of the provisions of Section 5.8.

                  (c) Subject to the provisions of clause (b) above, the Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to EOPT's declaration of trust, by-laws, or other organizational documents no less than ten (10) days after the effective date of any such amendment.

                  SECTION V.10.  Changes in Business.

                  (a) Except for Permitted Holdings, neither the Borrower nor EOPT shall enter into any business which is substantially different from that conducted by the Borrower or EOPT on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower, its Consolidated Subsidiaries and its Investment Affiliates.

                  (b) Except for Permitted Holdings, Borrower shall not engage in any line of business other than ownership, operation and development of Office Properties and Parking Properties and the provision of services incidental thereto, whether directly or through its Consolidated Subsidiaries and Investment Affiliates.

                  SECTION V.11.  EOPT Status.

                  (a) Status. EOPT shall at all times (i) remain a publicly traded company listed for trading on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

                  (b) Indebtedness. EOPT shall not, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                           (1)      the Obligations; and

                           (2) Indebtedness of Borrower for which there is recourse to EOPT which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

                  (c)      Restriction on Fundamental Changes.

                           (1) EOPT shall not have an investment in any Person other than (i) Borrower or indirectly through Borrower, (ii) directly or indirectly in Financing Partnerships, and (iii) the interests identified on Schedule 5.11(c)(1) as being owned by EOPT.

                           (2) EOPT shall not acquire an interest in any Property other than (i) securities issued by Borrower, Financing Partnerships and Persons formed solely for the purpose of holding EOPT's indirect investments in Financing Partnerships and (ii) the interests identified on Schedule 5.11(c)(2) attached hereto.

                           (3) Neither of EOP-QRS Trust nor EOP-QRS LaJolla Trust shall have any investments or own any assets other than (i) the interests in the Financing Partnerships identified on Schedule 5.11(c)(3) as being owned by EOP-QRS Trust or EOP-QRS LaJolla Trust and
         (ii) investments in Financing Partnerships that EOPT is permitted to own pursuant to Section 5.11(c)(1).

                  (d) Environmental Liabilities. Neither EOPT nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including, without limitation, any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, EOPT shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) EOPT shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject EOPT or such Subsidiary to any criminal penalty or subject Administrative Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

                  (e) Disposal of Partnership Interests. EOPT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any of its equity interest in any of the partners of the Borrower as of the date hereof (except in connection with the dissolution or liquidation of such partners of the Borrower), except for the reduction of EOPT's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by Borrower. EOPT will continue to be the sole general partner of Borrower.

                  SECTION V.12. Other Indebtedness. Borrower and EOPT shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries that own, directly or indirectly, any Qualifying Unencumbered Property to directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than trade debt incurred in the ordinary course of business, Indebtedness owing to Borrower and obligations under the Existing Revolving Credit Facility, if the resulting failure of such Property to qualify as a Qualifying Unencumbered Property would result in an Event of Default under Section 5.8.

                  SECTION V.13. Forward Equity Contracts. If Borrower shall enter into any forward equity contracts, Borrower may only settle the same by delivery of stock, it being agreed that if Borrower shall settle the same with cash, the same shall constitute an Event of Default hereunder.

                                   ARTICLE VI

                                    DEFAULTS

                  SECTION VI.1. Events of Default. An "Event of Default" shall have occurred if one or more of the following events shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to Administrative Agent, Syndication Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due;

                  (b) the Borrower (or in the case of Section 5.11, EOPT) shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), Section 5.10, Section 5.11(a), (b), (c) or (e), Section 5.12 or
Section 5.13;

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (d), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1)
for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

                  (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or EOPT on the EOPT Guaranty or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by the Borrower or EOPT, as applicable, at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower or EOPT, as applicable;

                  (e) the Borrower, EOPT, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $50,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, EOPT, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

                  (f) the Borrower or EOPT shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidate, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

                  (g) an involuntary case or other proceeding shall be commenced against the Borrower or EOPT seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or EOPT under the federal bankruptcy laws as now or hereafter in effect;

                  (h) one or more final, non-appealable judgments or decrees in an aggregate amount of Twenty Million Dollars ($20,000,000) or more shall be entered by a court or courts of competent jurisdiction against EOPT, the Borrower or, to the extent of any recourse to EOPT or the Borrower, any of its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

                  (i) the Board of Trustees of the EOPT shall cease to consist of a majority of Continuing EOPT Trustees. "Continuing EOPT Trustees" shall mean the trustees of EOPT on the Effective Date and each other trustee of EOPT if such trustee's nomination for election to the Board of Trustees of EOPT is recommended by a majority of the then Continuing EOPT Trustees or by a majority of any nominating committee appointed by the then Continuing EOPT Trustees for the purpose of nominating directors for election to the Board of Trustees of EOPT, unless such recommendation is in connection with, or as a result of, the acquisition of a controlling interest in EOPT by a third Person;

                  (j) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of EOPT;

                  (k) EOPT shall cease at any time to qualify as a real estate investment trust under the Code;

                  (l) if any Termination Event with respect to a Plan, Multiemployer Plan or Benefit Arrangement shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan, Multiemployer Plan or Benefit Arrangement and the insufficiency of any and all other Plans, Multiemployer Plans and Benefit Arrangements with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing and in the case of a liability with respect to a Termination Event which is or could be a liability of the Borrower or EOPT rather than a liability of the Plan, the liability of the Borrower or EOPT) is equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

                  (m) if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or
Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

                  (n) at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document or EOPT seeks to repudiate its obligations under the EOPT Guaranty;

                  (o) a default beyond any applicable notice or grace period under any of the other Loan Documents;

                  (p) any assets of Borrower shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code; or

                  (q) the Note, the Loan, the Obligations, the EOPT Guaranty or any of the Loan Documents or the exercise of any of the Administrative Agent's or any of the Bank's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code.

                  SECTION VI.2.  Rights and Remedies.

                  (a) Upon the occurrence of any Event of Default described in Sections 6.1(f), (g), (p) or (q), the Commitments and the Swingline Commitment shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent, and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

                  SECTION VI.3. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) and 6.1(d) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of an Default or Event of Default expressly stating that such notice is a notice of an Default or Event of Default, or should Administrative Agent send Borrower a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Bank.

                  SECTION VI.4.  [Intentionally Omitted].

                  SECTION VI.5. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary but subject to the provisions of Section 9.16 hereof, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 2.3 and Section 9.4).

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION VII.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Syndication Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Administrative Agent, the Syndication Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent and the Syndication Agent shall each act solely as an agent of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                  SECTION VII.2. Agency and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent and JPMorgan Chase Bank, and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, EOPT or any Subsidiary or affiliate of the Borrower as if they were not the Administrative Agent and Syndication Agent, respectively, hereunder, and the term "Bank" and "Banks" shall include JPMorgan Chase Bank, in its individual capacities.

                  SECTION VII.3. Action by Administrative Agent and Syndication Agent. The obligations of the Administrative Agent and Syndication Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent and Syndication Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent and Syndication Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Administrative Agent shall use the same care in the administration of the Loans in the same manner as Administrative Agent uses in the administration of its own loans.

                  SECTION VII.4. Consultation with Experts. As between Administrative Agent and Syndication Agent on the one hand and the Banks on the other hand, the Administrative Agent and Syndication Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION VII.5. Liability of Administrative Agent. As between Administrative Agent on the one hand and the Banks on the other hand, none of the Administrative Agent nor any of its affiliates nor any Agent-Related Person, shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between Administrative Agent on the one hand and the Banks on the other hand, none of the Administrative Agent nor any Agent-Related Person, shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent and the Agent-Related Persons on the one hand and the Banks on the other hand, neither the Administrative Agent nor the Agent-Related Persons shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION VII.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and each Agent-Related Person and their affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Administrative Agent or any Agent-Related Person shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, the Administrative Agent or such Agent-Related Person shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. The Administrative Agent or such Agent-Related Person shall reimburse such Banks so entitled to reimbursement within two (2) Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

                  SECTION VII.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank or Agent-Related Person, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank or Agent-Related Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION VII.8. Successor Administrative Agent or Syndication Agent. The Administrative Agent or the Syndication Agent may resign at any time by giving notice thereof to the Banks, the Borrower and each other. In addition, the Administrative Agent or the Syndication Agent, as applicable, shall resign in the event its Commitment (without participations) is reduced to less than Thirty Million Dollars ($30,000,000), in the case of the Administrative Agent, or Twenty-Five Million Dollars ($25,000,000), in the case of the Syndication Agent, unless as a result of a cancellation or reduction in the aggregate Commitments. In addition, if the Administrative Agent shall so resign, then it shall also resign as the Swingline Lender. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent and Swingline Lender or Syndication Agent, as applicable, which successor Administrative Agent and Swingline Lender or successor Syndication Agent (as applicable) shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld, conditioned or delayed (except that Borrower shall, in all events, be deemed to have approved Citicorp North America, Inc., as a successor Administrative Agent or as a successor Swingline Lender). If no successor Administrative Agent and Swingline Lender or Syndication Agent (as applicable) shall have been so appointed by the Majority Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent and Swingline Lender or Syndication Agent (as applicable) gives notice of resignation, then the retiring Administrative Agent, or retiring Syndication Agent (as applicable) may, on behalf of the Banks, appoint a successor Administrative Agent or Syndication Agent (as applicable), which shall be the Administrative Agent and Swingline Lender or the Syndication Agent as the case may be, who shall act until the Majority Banks shall appoint an Administrative Agent and Swingline Lender or Syndication Agent. Any appointment of a successor Administrative Agent and Swingline Lender or Syndication Agent by Majority Banks or the retiring Administrative Agent and Swingline Lender or the Syndication Agent pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the acceptance of its appointment as the Administrative Agent and Swingline Lender or Syndication Agent hereunder by a successor Administrative Agent and Swingline Lender or successor Syndication Agent, as applicable, such successor Administrative Agent and Swingline Lender, or successor Syndication Agent, as applicable, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and Swingline Lender or retiring Syndication Agent, as applicable, and the retiring Administrative Agent and Swingline Lender or the retiring Syndication Agent, as applicable, shall be discharged from its duties and obligations hereunder. The rights and duties of the Administrative Agent to be vested in any successor Administrative Agent shall include, without limitation, the rights and duties as Swingline Lender. After any retiring Administrative Agent's or retiring Syndication Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Syndication Agent, as applicable. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent in its capacity as a Bank, as applicable), Administrative Agent or Syndication Agent may be removed at any time by giving at least thirty (30) Business Days prior written notice to Administrative Agent, Syndication Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent or Syndication Agent, as applicable, in accordance with the provisions of this Section 7.8.

                  SECTION VII.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks, Majority Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks, Majority Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

                  SECTION VIII.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Money Market IBOR Loan the Administrative Agent determines in good faith that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of
(i) any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or (ii) any Money Market IBOR Borrowing for which a Notice of Money Market Borrowing has previously been given, the Money Market IBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                  SECTION VIII.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to
Section 2.13 hereof with respect to Loans converted pursuant to this Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  If at any time, it shall be unlawful for any Bank to make, maintain or fund its Euro-Dollar Loans, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be canceled pursuant to Section 2.11(e).

                  SECTION VIII.3.  Increased Cost and Reduced Return.

                  (a) If, on or after (x) the date hereof in the case of Committed Loans made pursuant to Section 2.1, or (y) the date of the related Money Market Quote (in each case, the "Loan Effective Date"), in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Loan Effective Date affecting such Bank's Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Euro-Dollar Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

                  (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

                  (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) If at any time, any Bank shall be owed amounts pursuant to this Section 8.3, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(e).

                  SECTION VIII.4. Taxes.

                  (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may be) and, so long as such Bank or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (A) two duly completed copies of Internal Revenue Service form 1001, or any successor form prescribed by the Internal Revenue Service, and (B) an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001, that such Bank is entitled to benefits under an income tax treaty to which the United

States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of being under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in Section 8.4(a).

                  (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) If at any time, any Bank shall be owed amounts pursuant to this Section 8.4, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

                  SECTION VIII.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (a) Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans and thereafter all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead, and

                  (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Euro-Dollar Loans converted to Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION IX.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Syndication Agent or the Administrative Agent, at its address, telex number or facsimile number set forth on Exhibit F attached hereto with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at Equity Office Properties Trust, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attn: Chief Legal Counsel, and to Piper Rudnick LLP, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, Attn: James M. Phipps, Esq., (y) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery,
(iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

                  SECTION IX.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION IX.3.  Expenses; Indemnification.

                  (a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable fees and disbursements of special counsel in connection with the syndication of the Loans, and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent, and (B) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which Borrower is obligated under this subsection
(a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent, and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing Administrative Agent).

                  (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) arising from violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations. Without limitation of the other provisions of this Section 9.3, Borrower shall indemnify and hold each of the Administrative Agent and the Banks free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) that the Administrative Agent and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent's reasonable judgment by reason of the inaccuracy of the representations and warranties, or a breach of the provisions, set forth in Section 4.6(b).

                  SECTION IX.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

                  SECTION IX.5. Amendments and Waivers. Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Administrative Agent or the Swingline Lender in their capacity as Administrative Agent or the Swingline Lender, as applicable, are affected thereby, by the Administrative Agent or the Swingline Lender, as applicable); provided that (A) no amendment or waiver of the provisions of Article V (including, without limitation, any of the definitions of the defined terms used in Section 5.8 hereof) shall be effective unless signed by the Borrower and the Required Banks and (B) no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment beyond the Maturity Date, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release the EOPT Guaranty or (vi) modify the provisions of this Section 9.5.

                  SECTION IX.6.  Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsections (b), (c) and (e) of this Section 9.6.

                  (b) Prior to the occurrence of an Event of Default, any Bank may at any time, from and after the date that is six (6) months after the Closing Date, with (and subject to) the consent of Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), grant to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions (a "Participant") in minimum amounts of not less than $5,000,000 (or any lesser amount in the case of participations to an existing
Bank) participating interests in its Commitment or any or all of its Loans. After the occurrence and during the continuance of an Event of Default, any Bank may at any time grant to any Person in any amount (also a "Participant"), participating interests in its Commitment or any or all of its Loans. Notwithstanding anything to the contrary in this subsection (b), with respect to a Bank's granting of participations in its outstanding Money Market Loans prior to the occurrence of an Event of Default, the minimum amount of such participations shall be $5,000,000 and no consent of the

Administrative Agent or the Borrower shall be required. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

                  (c) Any Bank may assign to a Qualified Institution (in each case, an "Assignee") (i) prior to the occurrence of an Event of Default and from and after the date that is six (6) months after the Closing Date, in minimum amounts of not less than Five Million Dollars ($5,000,000) and integral multiple of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of an Event of Default, in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit "E" hereto executed by such Assignee and such transferor Bank; provided, that if no Event of Default shall have occurred and be continuing, such assignment shall be subject to the Administrative Agent's and the Borrower's consent, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that if an Assignee is an affiliate of such transferor Bank and is an Affiliate Qualified Institution, or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any

United States federal income taxes in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

                  (d) Any Bank (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 9.6(d) and the provisions in Section 9.6(b) and (c) shall not apply to such designation. No Bank may designate more than one (1) Designated Lender at any one time. The parties to each such designation shall execute and deliver to the Lead Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Lead Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.4(b)) to make Money Market Loans on behalf of its Designating Lender pursuant to Section 2.4 after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent, the Senior Managing Agents, the Managing Agents, the Co-Agents and the Banks for each and every one of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 7.6 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender; and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent, the Senior Managing Agents, the Managing Agents, the Co-Agents and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Section 9.6 (b) and (c).

                  (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (g) No Assignee of any rights and obligations under this Agreement shall be permitted to further assign less than all of such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

                  (h) Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Bank shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Bank holding a Commitment without participants of less than Five Million Dollars ($5,000,000) (or in the case of the Administrative Agent, Thirty Million Dollars ($30,000,000)) unless as a result of a cancellation or reduction of the aggregate Commitments; provided, however, that no Bank shall be prohibited from assigning its entire Commitment so long as such assignment is otherwise permitted under this Section 9.6.

                  SECTION IX.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION IX.8.  Governing Law; Submission to Jurisdiction.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF
LAW).

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The

Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  SECTION IX.9. Counterparts; Integration;. Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                  SECTION IX.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION IX.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

                  SECTION IX.12. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

                  SECTION IX.13. Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent, the Syndication Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION IX.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against (i) any officer, director, shareholder or employee of the Borrower or EOPT or (ii) any general partner of Borrower other than EOPT, in each case except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee or such general partner.

                  SECTION IX.15. Confidentiality. The Administrative Agent and each Bank shall use reasonable efforts to assure that information about Borrower, EOPT and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan and other transactions between such Bank and the Borrower, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent or any Bank or by any applicable law, rule, regulation or judicial process. Notwithstanding anything herein to the contrary, "information" shall not include, and the Administrative Agent and each Bank may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions and tax analyses) that are provided to the Administrative Agent or such Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portion of the documents or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby. The Administrative Agent and/or the Bank making any such disclosure shall endeavor to notify Borrower prior to making any such disclosure of the fact that such disclosure is being made and the nature of the disclosure. In addition, the Administrative Agent and/or such Bank shall provide Borrower with a copy of the disclosure promptly after the same is made.

                  SECTION IX.16.  Bank's Failure to Fund.

                  (a) If a Bank does not advance to Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's Pro Rata Share of such Loan.

                  (b) As used herein, the following terms shall have the meanings set forth below:

                           (i)      "Defaulting Bank" shall mean any Bank which
(x) does not advance to the Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith for a period of five (5) Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents (including, without limitation, the obligation to purchase participations pursuant to Section 2.3) for a period of five (5) Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                           (ii)     "Junior Creditor" means any Defaulting Bank
which has not (x) fully cured each and every monetary default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank's Pro Rata Share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                           (iii)    "Payment in Full" means, as of any date, the
receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

                           (iv)     "Senior Debt" means (x) collectively, any
and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                           (v)      "Subordinated Debt" means (x) any and all
indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or
(g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                  (c) Immediately upon a Bank's becoming a Junior Creditor and until such time as such Bank shall have cured all applicable defaults, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                           (i)      accelerate, demand payment of, sue upon,
collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

                           (ii)     take or enforce any Liens to secure
Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

                           (iii) enforce or apply any security for any
Subordinated Debt; or

                           (iv)     incur any debt or liability, or the like,
to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

                  (d)      In the event of:

                           (i)      any insolvency, bankruptcy, receivership,
liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

                           (ii)     any liquidation, dissolution or other
winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                           (iii)    any assignment by the Borrower for the
benefit of creditors;

                           (iv)     any sale or other transfer of all or
substantially all assets of the Borrower; or

                           (v)      any other marshaling of the assets of the
Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

                  (e) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

                  (f) (i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                           (ii)     Each Junior Creditor shall take such action
(including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

                  (g) (i) Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

                           (ii)     Only upon the Payment in Full of all Senior
Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

                           (iii)    Each Junior Creditor agrees that it will
deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

                           (iv)     No Junior Creditor may at any time sell,
assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

                           (v)      If any of the Senior Debt, should be
invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                           (vi)     Each Junior Creditor hereby irrevocably
waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including, without limitation, any "super priority" or equal or "priming" or replacement
Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

                  (h) (i) In addition to and not in limitation of the subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

                           (ii)     The Administrative Agent shall give each of
the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

                  (i) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks or Majority Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

                  (j) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank's Pro Rata Share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's Pro Rata Share and the Pro Rata Share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated Pro Rata Share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the Pro Rata Share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

                  SECTION IX.17. Banks' ERISA Covenant. Each Bank, by its signature hereto or on the applicable Transfer Supplement, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Bank's Pro Rata Share of such Loan will constitute "assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code, and
(b)
that following such date such Bank shall not allocate such Bank's Pro Rata
Share of any Loan to an account of such Bank if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute "assets" (within the meaning of 29 C.F.R. ss. 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Code and the taxes and penalties imposed by Section 4975 of the Code and Section 502(i) of ERISA) or any Agent or Bank being deemed in violation of Section 404 of ERISA.

                  SECTION IX.18.  [Intentionally Omitted]

                  SECTION 9.19. No Bankruptcy Proceedings. Each of the Borrower, the Banks, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the Maturity Date.

                  SECTION 9.20. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any party to the EOPT Guaranty, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and other amounts due the Banks and the Administrative Agent hereunder allowed in such judicial proceeding); and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel and other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                EOP OPERATING LIMITED PARTNERSHIP,
                                a Delaware limited partnership

                                By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

                                      By: /s/ Maureen Fear
                                         ---------------------------------------
                                      Name:   Maureen Fear
                                      Title:  Senior Vice President

                                Facsimile number:  (312) 559-5009
                                Address: Two North Riverside Plaza
                                         Suite 2100
                                         Chicago, Illinois  60606
                                         Attn:  Chief Financial Officer

FOR PURPOSES OF AGREEING TO BE
BOUND BY THE PROVISIONS OF
SECTION 5.11 HEREOF ONLY:

EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust

By:    /s/  Maureen Fear
    --------------------------------------
    Name:   Maureen Fear
    Title:  Senior Vice President
TOTAL COMMITMENTS: $1,000,000,000

                                JPMORGAN CHASE BANK,
                                as Administrative Agent, as Swingline Lender, and as a Bank

                                By:     /s/ Marc E. Costantino
                                   ------------------------------------------
                                Name:   Marc E. Costantino
                                Title:  Vice President

                                Commitment:  $350,000,000

                                CITIGROUP GLOBAL MARKETS INC.,
                                as Syndication Agent

                                By:     /s/ David Bouton
                                   ------------------------------------------
                                Name:   David Bouton
                                Title:  Director

                                UBS LOAN FINANCE LLC,
                                as Co-Documentation Agent and as a Bank

                                By:     /s/ Patricia O'Kicid
                                   ------------------------------------------
                                Name:   Patricia O'Kicid
                                Title:  Director

                                By:     /s/ Joselin Fernandes
                                   ------------------------------------------
                                Name:   Joselin Fernandes
                                Title:  Associate Director

                                Commitment:  $100,000,000

                                CITICORP NORTH AMERICA, INC.,
                                as a Bank

                                By:     /s/ David Bouton
                                   ------------------------------------------
                                Name:   David Bouton
                                Title:  Vice President

                                Commitment:  $350,000,000

                                BANK ONE, NA,
                                as a Co-Documentation Agent and as a Bank

                                By:     /s/ Scott Sigmund
                                   ------------------------------------------
                                Name:   Scott Sigmund
                                Title:  Associate

                                Commitment:  $100,000,000

                                CREDIT SUISSE FIRST BOSTON, ACTING THROUGH
                                ITS CAYMAN ISLANDS BRANCH,
                                as a Co-Documentation Agent and as a Bank

                                By:     /s/ Bill O'Daly
                                   ------------------------------------------
                                Name:   Bill O'Daly
                                Title:  Director

                                Commitment:  $100,000,000

                                  Schedule 1.1

                        Qualifying Unencumbered Property

   JDE #                             Property Name                  Bldg Count  Sq Ft
   10020                           60 Spear Street                            1          133,782
   10060                   Intercontinental Center                            1          194,801
   10080                               Four Forest                            1          394,324
   10100                        Northborough Tower                            1          207,908
   10150                Community Corporate Center                            1          250,169
   10170                Denver Corporate Center II                            2          375,139
   10200                        San Jacinto Center                            1          403,329
   10210                          1111 19th Street                            1          252,014
   10220                            Shelton Pointe                            1          159,853
   10240                 North Central Plaza Three                            1          346,575
   10250                              The Quadrant                            1          317,218
   10260                          Canterbury Green                            1          226,197
   10270                      Three Stamford Plaza                            1          242,732
   10280                              Union Square                            1          194,398
   10290                        One North Franklin                            1          617,592
   10300                             1620 L Street                            1          156,272
   10310                        One Stamford Plaza                            1          214,136
   10320                        Two Stamford Plaza                            1          251,510
   10330                              300 Atlantic                            1          270,497
   10350                              1700 Higgins                            1          134,283
   10360                          Northwest Center                            1          241,248
   10370                              One Congress                            1          517,849
   10380                            One Crosswoods                            1          129,583
   10410                        One Lakeway Center                            1          289,112
   10420                        Two Lakeway Center                            1          440,826
   10430                      Three Lakeway Center                            1          462,890
   10450                                  28 State                            1          570,040
   10480                         9400 NCX Building                            1          379,556
   10500                       Four Stamford Plaza                            1          261,195
   10510                           1920 Main Plaza                            1          305,662
   10520                                Paces West                            2          646,471
   10540                           2010 Main Plaza                            1          280,882
   10550                      1100 Executive Tower                            1          366,747
   10580                              161 N. Clark                            1        1,010,520
   10610                       One American Center                            1          505,770
   10640                        1601 Market Street                            1          681,289
   10660                      Two California Plaza                            1        1,329,810
   10670                         One Phoenix Plaza                            1          586,403
   10680                                 Colonnade                            1          168,637
   10690                            49 East Thomas                            1           18,892
   10730                          177 Broad Street                            1          188,029
   10750                    Oakbrook Terrace Tower                            1          772,928
   10760                            Maritime Plaza                            1          534,874
   10770                     Smith Barney Building                            1          187,999
   10780                               201 Mission                            1          483,289

   10790                             30 N. Lasalle                            1          909,245
   10800                                Four Falls                            1          254,355
   10810                            Oak Hill Plaza                            1          164,360
   10820                         Two Valley Square                            1           70,622
   10830                   Four/Five Valley Square                            2           68,321
   10840                          One Devon Square                            1           73,267
   10850                          Two Devon Square                            1           63,226
   10860                        Three Devon Square                            1            6,000
   10880                         One Valley Square                            1           70,290
   10890                       Three Valley Square                            1           84,605
   10920                     1111 West 22nd Street                            1          224,847
   10930                          Presidents Plaza                            4          818,712
   10940                         Civic Opera House                            1          841,778
   10950                   Tri State International                            5          546,263
   10970                              200 W. Adams                            1          677,222
   10980                            10960 Wilshire                            1          576,018
   10990                            10880 Wilshire                            1          534,047
   11000               Lake Marriott Business Park                            7          401,402
   11010                 Shoreline Technology Park                           12          726,508
   11020                 Sunnyvale Business Center                            4          175,000
   11030                       225 Franklin Street                            1          916,722
   11040                        150 Federal Street                            1          529,730
   11050                        175 Federal Street                            1          207,366
   11070                              Russia Wharf                            1          313,333
   11080                              Center Plaza                            1          650,406
   11090                         2 Oliver/147 Milk                            1          270,302
   11100                             South Station                            1          184,183
   11120                     Wellesley Office Park                            4          216,420
   11130                          175 Wyman Street                            3          335,208
   11140                New England Executive Park                            8          756,228
   11160                            Ten Canal Park                            1          110,843
   11170                   Crosby Corporate Center                            6          336,601
   11190                            One Canal Park                            1           98,607
   11200                                 Riverview                            1          148,552
   11220                      1616 North Fort Myer                            1          292,826
   11230                       1300 N. 17th Street                            1          380,199
   11270                              Centerpointe                            2          407,186
   11280                             1333 H Street                            1          244,585
   11290                   Lakeside Office Atlanta                            5          390,721
   11340                             101 N. Wacker                            1          575,294
   11350                                 Riverside                            1          494,710
   11370                            150 California                            1          201,787
   11390                Crosby Corporate Center II                            3          257,528
   11400                         John Marshall III                            1          180,000
   11410                          E.J. Randolph II                            1          125,646
   11420                 Wellesley Office Park 5-7                            3          362,421
   11430                   Wellesley Office Park 8                            1           62,952
   11440             New England Executive Park 17                            1           56,890
   11490                           Lakeside Square                            1          397,328
   11510                           Fair Oaks Plaza                            1          177,559
   11520                8080 N. Central Expressway                            1          283,707

   11530                            2500 City West                            1          574,216
   11540                        1700 Market Street                            1          841,172
   11550                       Brookhollow Central                            3          797,971
   11560                   Nordstrom Medical Tower                            1           98,382
   11580                Wells Fargo Center-Seattle                            1          944,574
   11590                           Second & Seneca                            2          480,272
   11600                         1111 Third Avenue                            1          558,822
   11610                             Rainier Plaza                            1          410,855
   11620                       One Bellevue Center                            1          360,729
   11630                           Congress Center                            1          369,120
   11640                               550 S. Hope                            1          566,434
   11660                             One Lafayette                            1          314,634
   11670                             LaSalle Plaza                            1          588,908
   11690                         100 Summer Street                            1        1,034,605
   11700                         The Tower at NEEP                            1          199,860
   11710                         Denver Post Tower                            1          579,999
   11730                       301 Howard Building                            1          307,396
   11750                              410 Building                            1          396,047
   11760                             Trinity Place                            1          189,163
   11770                            Tabor Building                            2          692,387
   11790                          4949 S. Syracuse                            1           62,633
   11800                              Metropoint I                            1          263,716
   11820                              The Solarium                            1          162,817
   11830                          Terrace Building                            1          115,408
   11850                            Dominion Plaza                            1          571,468
   11860                       Millennium Building                            1          330,033
   11890                   Polk & Taylor Buildings                            2          902,322
   11910                           Northland Plaza                            1          296,967
   11940                           Second & Spring                            1          130,421
   11960               Colonnade Office A&B Dallas                            2          606,615
   11970                 Colonnade Office C Dallas                            1          377,639
   11990                    Prominence at Buckhead                            1          424,309
   12000                        World Trade Center                            1          186,912
   12080                      City Center Bellevue                            1          472,585
   12110                 Computer Associates Tower                            1          360,815
   12120                      Texas Commerce Tower                            1          369,134
   12200                              Palo Alto-BS                            6          322,228
   12430              Wells Fargo CenterSacramento                            1          502,365
   12470                         Exposition Centre                            1           72,985
   12500                               Norris Tech                            3          260,825
   12510                       One & Two ADP Plaza                            2          300,249
   12520                          Corporate Centre                            2          328,810
   12540                          PeopleSoft Plaza                            1          277,562
   12550                   Pruneyard Office Towers                            3          354,772
   12560                             Pruneyard Inn
   12570                 Pruneyard Shopping Center                            2          252,210
   12580                            Seaport Centre                           13          465,955
   12590                               Ten Almaden                            1          299,685
   12600                          18301 Von Karman                            1          219,537
   12610                           2677 North Main                            1          215,003
   12630                429 Santa Monica Boulevard                            1           84,798

   12700                      Searise Office Tower                            1          124,116
   12760                              200 Galleria                            1          438,273
   12780                        527 Madison Avenue                            1          215,332
   12820                        One Lincoln Centre                            1          294,972
   12880                     Bay Park Plaza I & II                            2          257,058
   12900                             One Bay Plaza                            1          176,533
   12950                            120 Montgomery                            1          420,310
   12960                             Market Square                            2          681,051
   12970                       191 Peachtree Tower                            1        1,215,288
   12980                               222 Berkley                            1          519,608
   12990                             500 Boyleston                            1          706,864
   13010                            Parkside Tower                            2          398,460
   13020                             Seaport Plaza                            2          159,350
   13250                           Three Lafayette                            1          259,441
   13260                        Metropoint II REIT                            1          150,673
   13300                               2 Lafayette                            1          130,704
   13310                         Sunset North REIT                            3          465,013
   13370                          500 Orange Tower                            1          290,765
   13400               Santa Clara Office Center I                            1           54,701
   13410                            Stender Way II                            1           61,825
   13420                 Santa Clara Office Center                            2           75,197
   13430                    Gateway Office-Phase I                            2          152,326
   13440                           Scott Boulevard                            1           48,000
   13450             Santa Clara Office Center III                            1           47,621
   13460                     Bakersfield Warehouse                            1          130,600
   13470                   Gateway Office-Phase II                            2          313,972
   13490                          3045 Stender Way                            1           27,000
   13500                            2727 Augustine                            1           84,000
   13520                               The Alameda                            1           44,287
   13530                                 Creekside                            4          241,019
   13540                 North First Office Center                            2          147,016
   13550                 Cupertino Business Center                            2           64,680
   13560                     455 University Avenue                            1           30,985
   13570                       1710 Little Orchard                            1          212,840
   13580                     8880 Cal Center Drive                            1          118,172
   13590                     740 University Avenue                            1           14,108
   13600                         Applied Materials                            2          181,850
   13610                 Santa Clara Office Ctr IV                            1            5,290
   13620                 Aspect Telecommunications                            1           76,806
   13630                           Gateway Oaks II                            1           66,232
   13640                            Gateway Oaks I                            1          122,641
   13650                            Cadillac Court                            1           44,517
   13660                            701 University                            1           47,907
   13680            Christie/Shellmound Industrial                            2           56,898
   13690                               The Orchard                            1           65,392
   13700                     555 University Avenue                            1           59,645
   13710                  575 + 601 University Ave                            2           78,103
   13740                     655 University Avenue                            1           43,750
   13760                       Patrick Henry Drive                            1           68,987
   13770                             COG Warehouse                            1          120,600
   13780               Okidata Distribution Center                            1          100,224

   13790                     SMBP 2951 28th Street                            1           85,000
   13810                Independent Road Warehouse                            1          132,000
   13830             BayCenter Business Park Ph II                            4          128,700
   13840                         Keebler Warehouse                            1           67,563
   13850               Fremont Commerce Ctr Ph III                            1           64,000
   13860                         Lockheed Building                            1           42,899
   13870                              Xerox Campus                            5          205,593
   13880                         Foothill Research                            4          192,120
   13890                Montague Industrial Center                            6          315,600
   13910                 Cabot Boulevard Warehouse                            1          248,860
   13940                 Eden Landing Business Ctr                            1           82,796
   13950                 The Good Guys Distrib Ctr                            1          459,833
   13980                       2180 Sand Hill Road                            1           40,216
   13990              Point West III-River Park Dr                            1           72,088
   14000                Point West I-Response Road                            1           46,885
   14010                             1900 McCarthy                            1           80,709
   14020                            Redwood Shores                            1           78,022
   14030              BayCenter Business Park Ph I                            5          148,665
   14040                   Point West Commercentre                            1          119,063
   14050                     2905-2909 Stender Way                            1           51,150
   14060                       Meier Central South                            6          149,003
   14070                       Meier Mountain View                            8          270,448
   14080                   Meier North Santa Clara                            5          113,328
   14090                   Meier Sunnyvale-Bldg 18                            1           22,400
   14120                        Walsh at LaFayette                            4          320,505
   14130                               Ridder Park                            1           83,841
   14140                          Gateway Oaks III                            1           46,227
   14160                         Cadillac Court II                            1           36,120
   14170                  4900 + 5000 Meadows-Cons                            2          144,275
   14180                 Doolittle Business Center                            4          113,196
   14230                       One Pacific Heights                            1          120,473
   14260                  Bayside Corporate Center                            2           84,925
   14290                      American River Drive                            3          121,583
   14300                               Inwood Park                            1          157,480
   14310                            Benicia Ind II                            3          484,720
   14390                   2290 North First Street                            1           75,381
   14400                           Port of Oakland                            3          199,733
   14410                               Dove Street                            1           78,340
   14450                Fairchild Corporate Center                            1          105,005
   14460                   Charcot Business Center                            4          163,932
   14480                             Dixon Landing                            4          202,885
   14490                Kifer Road Industrial Park                            4          287,300
   14510              BayCenter Business Pk Ph III                            2          116,941
   14520                            Fidelity Plaza                            2           76,628
   14530                        Central Park Plaza                            6          304,241
   14550                Wood Island Office Complex                            2           76,609
   14580                      Ravendale at Central                            2           80,450
   14620                                  The City                            3          458,949
   14670                          Emeryville Tower                            6        1,251,178
   14680                          Brea Park Centre                            3          168,072
   14690                        Bridge Pointe Corp                            2          372,653

   14700                     The City-3800 Chapman                            1          157,231
   14710                    555 Twin Dolphin Plaza                            1          198,494
   14720                               Metro Plaza                            2          416,006
   14740                      Fountaingrove Center                            3          161,055
   14750                              Sierra Point                            1           99,150
   14760                        Pasadena Financial                            1          148,201
   14770                            Century Square                            1          205,653
   14780                      Brea Corporate Plaza                            1          117,195
   14790               Point West Corporate Center                            2          144,890
   14800                    3280 E. Foothill Blvd.                            1          150,951
   14810                  Gateway Office-Phase III                            1          123,250
   14820                       Arboretum Courtyard                            1          139,103
   14830                         Lafayette Terrace                            1           47,392
   14840                    Brea Financial Commons                            3          164,489
   14850                          Sepulveda Center                            1          171,365
   14860                      Brea Corporate Place                            2          328,305
   14890                  Huntwood Business Center                            3          176,056
   14900                   Fremont Commerce Center                            3          269,983
   14910                              790 Colorado                            1          130,811
   14920                           Tower Seventeen                            1          230,755
   14930                           Gateway Oaks IV                            1           81,876
   14940                     Nobel Corporate Plaza                            1          102,686
   14950               Pacific Ridge Corporate Ctr                            1          120,980
   14960                     San Mateo BayCenter I                            1          121,224
   14970                              Treat Towers                            1          367,313
   14980               Johnson Ranch Corporate Ctr                            5          179,990
   15000                                 Oak Creek                            2           70,943
   15010                               Milmont R+D                            1           64,000
   15020                                  Kato R+D                            1           74,000
   15030                      California Circle II                            3           95,774
   15040                    East Hills Office Park                            1           57,245
   15050                      Stadium Towers Plaza                            2          262,065
   15080                               Westridge I                            1           53,326
   15090                        Centerpoint Irvine                            3           67,557
   15110                           Borregas Avenue                            1           39,897
   15130              Roseville Corporate Ctr Land                            1          111,411
   15150                                Park Plaza                            1           66,761
   15160                          LaJolla Centre I                            2          314,034
   15200                  Douglas Corporate Center                            2          102,847
   15260                                 Concourse                            7          897,658
   15270                                City Tower                            1          409,412
   15280                                City Plaza                            1          324,234
   15300                    Marina Business Center                            4          261,512
   15310                     Cerritos Towne Center                            5          461,794
   15320                            2600 Michelson                            1          307,662
   15330                              18581 Teller                            1           86,087
   15370                     Hayward Business Park                            8          630,944
   15380                             Skyport Plaza                            1           48,000
   15390                        Metro Center Tower                            4          712,982
   15480                   Parkshore Plaza-Phase I                            2          114,356
   15490                   San Mateo BayCenter III                            1           62,029

   15500                            Skyway Landing                            2          241,694
   15520                  Parkshore Plaza-Phase II                            2          155,497
   15540                            Oakbrook Plaza                            1          118,843
   15560                           Towers @ Shores                            2          335,960
   15600              Larkspur Landing Office Park                            3          189,289
   15610                           Drake's Landing                            3          121,379
   15620                     The Tower in Westwood                            1          205,347
   15650            Lincoln Exec Ctr II + III Cons                            3          171,941
   15710                        Bellevue Gateway I                            1          111,257
   15720                       Bellevue Gateway II                            1           67,047
   15730                      Main Street Building                            1           38,729
   15790                            10700 Building                            1           60,218
   15850                    Southgate Office Plaza                            2          269,175
   15860                              Plaza Center                            2          457,591
   15870                      Gateway 405 Building                            1           34,505
   15880                      Eastgate Office Park                            1          261,059
   15890                  Lincoln Executive Center                            2          106,597
   15900                                Plaza East                            1          145,339
   15910                             I-90 Bellevue                            2          134,235
   16000                     5550 Macadam Building                            1           41,360
   16020                          River Forum I+II                            1          192,363
   16030                      4000 Kruse Way Place                            1          141,448
   16040                      4004 Kruse Way Place                            1           58,108
   16080                              4949 Meadows                            1          124,737
   16100                          RiverSide Centre                            1          100,938
   16120                   Nimbus Corporate Center                           16          689,797
   16150                        One Pacific Square                            1          228,247
   16170                           Kruse Way Plaza                            2          101,366
   16180                               Kruse Woods                            4          417,652
   16190                              4800 Meadows                            1           74,352
   16200                                Kruse Oaks                            1           91,690
   16210                   Benjamin Franklin Plaza                            1          271,573
   16230                            Lincoln Center                            7          735,429
   16240                    Bellefield Office Park                           15          454,443
   16320                        Skyport Plaza East                            3          608,663
   16450                Waters Edge/Playa Vista JV EQ -Dev - 2                           243,433
                                                   Placed in
                                                   SVC 3Q
   16470                   Griffin Towers I (REIT)                            1          543,416
   16490               Army and Navy Club Building                            1          102,822
   16500                             Liberty Place                            1          157,550
   16520                              San Rafael I                            2          155,318
   16540                          Ferry Bldg (FBA)                            1          243,812
15170_BU                    Vintage Park-Cons (BU)                            1           38,839
15255_BU                 VP-323 Vintage Park Drive                            1           25,503
15256_BU                 VP-353 Vintage Park Drive                            1           28,511
15257_BU                 VP-363 VIntage Park Drive                            1           25,064
15258_BU                 VP-373 Vintage Park Drive                            1           24,814
15259_BU                 VP-383 Vintage Park Drive                            1           19,363
   16560                          Foundry 2 (3721)                            1          505,480
   16590                             US Bank Tower                            1          485,902

   16620                                3 Bellevue                            1          472,929

Unconsolidated Joint Ventures
   44030                              OPOS Equity Method                            1          382,648
   44040                       Rowes Wharf Equity Method                            3          151,644
   44140                          10+30 S. Wacker-Equity                            2        1,502,466
   44180                          Preston Commons-Equity                            3          209,302
   44190                           Sterling Plaza-Equity                            1          151,374
   44240                           800-900 Concar-Equity                            2          175,367

                                SCHEDULE 4.4 (b)

                                  Disclosure of
                        Additional Material Indebtedness

1.       Drawings under this Agreement.

2.       Drawings under the Existing Revolving Credit Agreement.

3.       Issuance of $500,000,000 10 year unsecured notes on 1/14/03

                                  SCHEDULE 4.6

                          Borrower and EOPT ERISA Plans
                      and Collective Bargaining Agreements

The employees of EOPT and the Borrower (other than union employees) may currently participate in a 401(k) Plan.

Other benefits for non-union employees include:

                                    Health care plan, dental care, vision care, life insurance and accidental death and dismemberment plan, travel/accident insurance, short-term disability, long-term disability, paid time off days, holidays and direct paycheck deposit.

         With the following plans:

                                    Equity Office Properties Trust Welfare
                                    Benefit Plan Equity Office Retirement
                                    Savings Plan Beacon Properties Pension Plan

Union employee benefits include:

                                    Sick time, vacation time, personal days, holidays, direct paycheck deposit, monthly employer contributions into the health and welfare trust and pension fund (which health and welfare trusts and pension funds are generally Plans, Multiemployer Plans or Benefit Arrangements).

         With the following plans:

                                    Central Pension Fund of the International
                                    Union of Operating Engineers

                                    Service Employees International Union Local
                                    36 Health and Welfare Plan Service Employees
                                    International Union Local 36 Pension Fund

                                    Stationary Engineers Local 39 Health and
                                    Welfare Trust Fund
                                    Stationary Engineers Local 39 Pension Trust
                                    Fund

                                    Local 94-94A-94B Health and Benefit Fund
                                    Local 94-94A-94B Annuity Fund

                                    Health and Welfare Trust, International
                                    Union of Operating Engineers, Local 399,
                                    Chicago

                                    Operating Engineers Local 501 Security Fund
                                    Health and Welfare Plan

For employees covered by the following collective bargaining agreements:

         Agreement, between Equity Office Properties Management Corp., a Delaware corporation, and the International Union of Operating Engineers 18S, effective February 1, 1999 through February 1, 2001.

         Agreement, dated as of July 1, 1997, by and between Equity Office Property Management Corp., Inc., and the International Union of Operating Engineers, Local 30, AFL-CIO.

         Multi-Employer Agreement, dated November 16, 1996, by and between Building Operators Labor Relations, Inc., and Service Employees International Union, Local #36, AFL-CIO.

         Agreement, by and between Building Owners and Managers Association of San Francisco, and International Union of Operating Engineers, Stationary Local No. 39, affiliated with the AFL-CIO, effective September 1, 1998.

         1998 Engineer Agreement, between Realty Advisory Board of Labor Relations, Incorporated, and Local 94-94A-94B International Union of Operating Engineers AFL-CIO, effective January 1, 1998 to December 31, 2000.

         Agreement, between Building Owners and Managers Association of Chicago, and International Union of Operating Engineers Local 399, AFL-CIO, effective May 18, 1998 through May 20, 2001.

         Agreement, by and between the International Union of Operating Engineers, Local 501, and the members listed in Exhibit A of the Building Owners and Managers Association of Greater Los Angeles, Incorporated, effective January 1, 1996 through October 31, 2001.

         Agreement, dated as of February 17, 1996, by and between Premisys Real Estate Services, Inc., and Local #835 International Union of Operating Engineers, AFL-CIO.

                               SCHEDULE 5.11(c)(1)

                                EOPT Investments

EOP-QRS Trust
BeaMetFed, Inc. (80.6% voting shares or .8102% of the overall ownership)
EOP-Worldwide Plaza, Inc.
EOP-NYCCA, Inc.

                               SCHEDULE 5.11(c)(2)

                                EOPT Investments

EOP-QRS Trust
BeaMetFed, Inc. (80.6% voting shares or .8102% of the overall ownership)
EOP-Worldwide Plaza, Inc.
EOP-NYCCA, Inc.

                               SCHEDULE 5.11(c)(3)

                  FINANCING PARTNERSHIPS OWNED BY EOP-QRS TRUST

Properties in which EOP-QRS Trust is a 1% Limited Partner:

         PA-1601 Market Street Limited Partnership, a Delaware limited partnership (1601 Market Street, Philadelphia, Pennsylvania) DC-1620 Limited Partnership, an Illinois limited partnership (1620 L
                  Street, Washington, D.C.)

Properties in which EOP-QRS Trust is a 0.1% General Partner or Managing Member:

         DC-1111 19th Street Limited Partnership, a Delaware limited partnership (1111 19th Street, Washington, D.C.)
         DC-1333 H Street, L.P., a Delaware limited partnership
                  (1333 H Street, Washington, D.C.)
         OR-5550 Macadam Building Limited Partnership, a Delaware limited partnership (5550 Macadam Building, Portland, Oregon)
         OR-BF Plaza Limited Partnership, a Delaware limited partnership
                  (Benjamin Franklin Plaza, Portland, Oregon)
         OH-Community Corporate Center Limited Partnership, a Delaware limited partnership (Community Corporate Center, Columbus, Ohio) OH-One Crosswoods Limited Partnership, a Delaware limited partnership
                  (One Crosswoods Center, Columbus, Ohio)
         DC-One Lafayette Limited Partnership, a Delaware limited partnership (One Lafayette, Washington, D.C.)
         DC-Two Lafayette Limited Partnership, a Delaware limited partnership (Two Lafayette, Washington, D.C.)
         DC-Three Lafayette Limited Partnership, a Delaware limited partnership
                  (Three Lafayette, Washington, D.C.)
         OR-River Forum Limited Partnership, a Delaware limited partnership
                  (River Forum I & II, Portland, Oregon)
         OR-Riverside Portland Limited Partnership
                  (Riverside Centre, Portland, Oregon)
         OR-One Pacific Square Limited Partnership
                  (Pacific Square, Portland, Oregon)
         LA-Lakeway I, L.L.C., a Delaware limited liability company
                  (Lakeway Center I, Metairie, Louisiana)
         LA-Lakeway II, L.L.C., a Delaware limited liability company
                  (Lakeway Center II, Metairie, Louisiana)
         LA-Lakeway III, L.L.C., a Delaware limited liability company

                  (Lakeway Center III, Metairie, Louisiana)